PROSPECTUS SUPPLEMENT                                    Filed Pursuant to Rule
                                                     424(b)(3) of the Rules and
                                                          Regulations Under the
                                                         Securities Act of 1933

                                                     Registration Statement No.
                                                                  333 - 109049

                             MSW ENERGY HOLDINGS LLC

                          MSW ENERGY FINANCE CO., INC.



                 8 1/2 % Series B Senior Secured Notes due 2010



                       __________________________________

RECENT DEVELOPMENTS



     We have attached to this prospectus supplement, and incorporated by reference into it, the Quarterly Report on Form 10-Q of MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. for the quarterly period ended June 30, 2004 and the Current Report on Form 8-K dated August 31, 2004.


                       __________________________________



     This prospectus supplement, together with the prospectus, is to be used by Credit Suisse First Boston Corporation in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Credit Suisse First Boston Corporation may act as principal or agent in such transactions.



September 13, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  August 31, 2004
                                                      --------------------------

                             MSW Energy Holdings LLC
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             0001261679                                14-1873119
--------------------------------------------------------------------------------
      (Commission File Number)              (IRS Employer Identification No.)

    c/o American Ref-Fuel Company LLC
    155 Chestnut Ridge Road
    Montvale, New Jersey                                   07645
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                                 (800) 727-3835
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On August 31, 2004, United American Energy Holdings Corp., a Delaware corporation ("UAE Holdings"), and the indirect parent of MSW Energy Holdings II LLC, a Delaware limited liability company ("MSW II"), and certain investment funds affiliated with Credit Suisse First Boston Private Equity, Inc. ("Affiliates of CSFB Private Equity") and certain funds managed by AIG Global Asset Investment Corp. ("AIGGIC Managed Funds") effected a series of transactions that resulted in UAE Holdings becoming the indirect parent of MSW Energy Holdings LLC, a Delaware limited liability company ("MSW I") (the "August 31 Transactions").

Prior to the August 31 Transactions, Affiliates of CSFB Private Equity and the AIGGIC Managed Funds beneficially owned approximately 60% and 40%, respectively, of the equity interests in each of MSW I and UAE Holdings, and UAE Holdings owned a 0.01% managing member interest in MSW I. In the August 31 Transactions, Affiliates of CSFB Private Equity exchanged their indirect equity interests in MSW I and certain of their interests in UAE Holdings in exchange for common stock of UAE Holdings, and the AIGGIC Managed Funds exchanged their direct and indirect equity interests in MSW I and certain of their interests in UAE Holdings in exchange for common stock of UAE Holdings.

As a result of the August 31 Transactions, each of MSW I and MSW II are now 100% owned, directly or indirectly, by UAE Holdings. Affiliates of CSFB Private Equity and the AIGGIC Managed Funds continue to beneficially own approximately 60% and 40%, respectively, of the equity interests in each of UAE Holdings, MSW I and MSW II. MSW I continues to beneficially own 49.8% of the equity interests of Ref-Fuel Holdings LLC, a Delaware limited liability company ("Ref-Fuel Holdings"), and has the ability to vote an additional 0.2% membership interest in Ref-Fuel Holdings. MSW II continues to beneficially own the other 50% of the equity interests in Ref-Fuel Holdings.

Set forth below are charts describing the ownership structure of each of MSW I and MSW II prior to and after the August 31 Transactions.

                                          PRE AUGUST 31 TRANSACTIONS


--------------------      ---------------------------------    --------------------
---------------------------------
AIGGIC Managed Funds      Affiliates of CSFB Private Equity    AIGGIC Managed Funds       Affiliates of CSFB
Private Equity
--------------------      ---------------------------------    --------------------
---------------------------------
         | 39.99% (1)                     |                              |                  |
         |                                |                              |                  |
         |                                |  60% (1)                     | 40%              | 60%
         |                                |                     ----------------------------
         ----------------------------------                       United American Energy
               MSW Energy Holdings LLC      -----------------         Holdings Corp.
         ----------------------------------        .01%         ----------------------------
           |               |                                                       | 100%
    100%   |               |                                                       |
  -------------------      |                                        ----------------------------
      MSW Energy           |                                        United American Energy Corp.
   Finance Co., Inc.       |                                        ----------------------------
  -------------------      | 49.8% (1) (2)                                      | 100%
                           |                                                    |
                           |                                        ----------------------------
                           |                                              UAE Ref-Fuel LLC
                           |                                        ----------------------------
                           |                                                    | 100%
                           |                                                    |
                           |                              49.9%     -----------------------------
                           |        -----------------------------    MSW Energy Holdings II LLC   ------   100%
                           |        |                               -----------------------------        |
                           |        |                                      |                             |
                           |                                               |                             |
                           |                                               | 100%
-------------------------------
              ----------------------                                  ---------------------    MSW Energy Finance
Co. II, Inc.
               Ref-Fuel Holdings LLC  ---------------------------     UAE Ref-Fuel II Corp
-------------------------------
              ----------------------                          0.1%    ---------------------
                        | 100%
           ------------------------------
           American Ref-Fuel Company LLC
                 and subsidiaries
           ------------------------------


                                                POST 31 AUGUST TRANSACTIONS


                        ----------------------                ---------------------------------
                         AIGGIC Managed Funds                  Affiliates of CSFB Private Equity
                        ----------------------                ---------------------------------
                                              |                      |
                                              | 40%                  | 60%
                                             ----------------------------
                                                United American Energy
                                                    Holdings Corp.
                                             ----------------------------
                                               | 100% (1)          | 100%
                                               |                   |
                                               |                   |
                             -----------------------            ----------------------------
                             MSW Energy Holdings LLC            United American Energy Corp.
                             ------------------------           ----------------------------
                             |                  |                            |
                             |                  |                            |
                       100%  |                  |                            |  100%
                      -------------------       |               ----------------------------
                          MSW Energy            |                    UAE Ref-Fuel LLC
                        Finance Co., Inc.       |               ----------------------------
                      -------------------       | 49.8% (1) (2)               |
                                                |                             |
                                                |                             | 100%
                                                |        49.9%  -----------------------------
                                                |       -------  MSW Energy Holdings II LLC    -------------
100%
                                                |       |       -----------------------------               |
                                                |       |                    |                              |
                                                |       |                    |                              |
                                                |       |                    |                              |
                                                |       |                    |                              |
                                                |       |                    | 100%
-------------------------------
                                    ---------------------      0.1%  ---------------------        MSW Energy
Finance Co. II, Inc.
                                     Ref-Fuel Holdings LLC  -------   UAE Ref-Fuel II Corp
-------------------------------
                                     ---------------------           ---------------------
                                            |
                                            |
                                            | 100%
                              ------------------------------
                               American Ref-Fuel Company LLC
                                   and subsidiaries
                              ------------------------------


(1) To simplify presentation, certain wholly-owned or affiliated entities are not shown.

(2) MSW I also has the ability to vote an additional 0.2% membership interest. The intermediate wholly owned subsidiary through which MSW Energy Holdings LLC Holds its 49.8% ownership interest is not shown.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MSW ENERGY HOLDINGS LLC
Date:  September 2, 2004
                                     By:     /s/ Michael Gruppuso
                                           -------------------------------------
                                     Name:    Michael Gruppuso
                                     Title:   Chief Financial Officer, Vice
                                              President and Secretary

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

(Mark One)

[X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF
     THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended June 30, 2004

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
    THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------





0001261679       MSW ENERGY HOLDINGS LLC         DELAWARE          14-1873119
0001261680       MSW ENERGY FINANCE CO., INC.    DELAWARE          20-0047886
-------------------------------------------------------------------------------
Commission File  (Exact name of each        (State or other    (I.R.S. Employer
File Number      registrant as specified    jurisdiction of     Identification
                    in its charter)         incorporation or        Number)
                                             organization)


                        C/O AMERICAN REF-FUEL COMPANY LLC
                             155 CHESTNUT RIDGE ROAD
                           MONTVALE , NEW JERSEY 07645
                             PHONE NO. 800-727-3835

    (Address, including zip code, and telephone number, including area code, of the registrants' principal executive offices)

INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS. YES [X] NO [ ]

INDICATE BY CHECK MARK WHETHER THE REGISTRANT IS AN ACCELERATED FILER (AS DEFINED IN RULE 12B-2 OF THE ACT):

MSW Energy Holdings LLC:         yes  [  ]   no  [X]
MSW Energy Finance Co., Inc:     yes  [  ]   no  [X]

 INDICATE THE NUMBER OF SHARES OUTSTANDING OF EACH OF THE REGISTRANTS' CLASSES OF COMMON STOCK, AS OF THE LATEST PRACTICABLE DATE.

MSW Energy Holdings LLC:     None

MSW Energy Finance Co., Inc:  100 shares of Common Stock

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

MSW ENERGY FINANCE CO., INC. MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION H 1(A) AND (B) OF FORM 10-Q AND IS THEREFORE FILING THIS FORM 10-Q WITH THE REDUCED DISCLOSURE FORMAT.

================================================================================
                                   DEFINITIONS

"Acquisition" refers to the agreement by MSW Energy Holdings to acquire Duke's
  50% membership interest in Ref-Fuel Holdings.

"AIGGIC" refers to AIG Global Investment Corp.

"American Ref-Fuel" refers to American Ref-Fuel Company LLC.

"ARC" refers to American Ref-Fuel Company LLC.

"ARC operating companies" refers to the subsidiaries of ARC that operate the waste-to-energy (WTE) facilities. "CSFB Private Equity" refers to Credit Suisse First Boston Private Equity, Inc.

"CSFB Private Equity" refers to Credit Suisse First Boston Private Equity, Inc.

"Duke" refers to Duke Energy Corporation.

"Duke Capital" refers to Duke Capital LLC.

"Erie" refers to Duke Energy Erie, LLC.

"Highstar" refers to Highstar Renewable Fuels  LLC.

"Highstar I" refers to Highstar Renewable Fuels I LLC.

"Highstar II" refers to Highstar Renewable Fuels II LLC. "Hudson" refers to MSW
  Energy Hudson LLC.

"Hudson" refers to MSW Energy Hudson LLC.

"LLC Agreement" refers to the limited liability company agreement of MSW Energy
  Holdings, dated June 24, 2003. "MSW Acquisition" refers to MSW Energy Acquisition LLC. "MSW Energy Holdings II" refers to MSW Energy
  Holdings II LLC.

"MSW Acquisition" refers to MSW Energy Acquisition LLC.

"MSW Energy Holdings II" refers to MSW Energy Holdings II LLC.

"MSW Energy Holdings" refers to MSW Energy Holdings LLC.

"MSW Energy Finance" refers to MSW Energy Finance Co., Inc.

"MSW Merger" refers to MSW Merger LLC.

"MSW Transactions" refers to the June 30, 2003 acquisition by MSW Energy
  Holdings of Duke's 49.8% interest in Ref-Fuel Holdings and the December 12, 2003 merger of MSW Merger into UAE Holdings, resulting in the transfer of UAE's 50% interest in Ref-Fuel Holdings LLC.

"Ref-Fuel Holdings" refers to Ref-Fuel Holdings LLC.

"Senior Notes" refers to the 8 1/2 % Senior Secured Notes due 2010 of MSW Energy
  Holdings.

"UAE" refers to United American Energy Corp.

"UAE Holdings" refers to United American Energy Holdings Corp.


                                TABLE OF CONTENTS
PART  I  FINANCIAL
INFORMATION.............................................................................................4
ITEM  1. FINANCIAL
STATEMENTS..............................................................................................4
ITEM  2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS.............................................................................................23
ITEM  3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
RISK...................................................................................................37
ITEM  4.  CONTROLS AND
PROCEDURES.............................................................................................39
PART II  OTHER
INFORMATION............................................................................................39
ITEM  1.  LEGAL
PROCEEDINGS............................................................................................39
ITEM  2.  CHANGES IN SECURITIES, USE OF PROCEEDS AND ISSUER PURCHASE OF EQUITY
SECURITIES.............................................................................................40
ITEM  3.  DEFAULTS UPON SENIOR
SECURITIES.............................................................................................40
ITEM  4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY
HOLDERS................................................................................................40
ITEM  5.  OTHER
INFORMATION............................................................................................40
ITEM  6.  EXHIBITS AND REPORTS ON FORM
8-K....................................................................................................41

SIGNATURES

SAFE HARBOR STATEMENT

This Form 10-Q contains "forward-looking statements" intended to qualify for safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements should be read with the cautionary statements and important factors included in this Form 10-Q at Part I, Item 2- "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors." Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions.

PART I  FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                     ASSETS

                                                                  JUNE 30, 2004  DECEMBER 31, 2003
                                                                  -------------  -----------------
CURRENT ASSETS                                                     (unaudited)

   Cash and cash equivalents                                        $   54,446   $    3,633
   Restricted cash and short-term investments                           69,801        2,444
   Accounts receivable, net of allowance for doubtful accounts of
      $1,700 and $0, respectively                                       70,578           --
   Prepaid expenses and other current assets                            10,670           76
                                                                    ----------   ----------
Total current assets                                                   205,495        6,153
                                                                    ----------   ----------
LONG-TERM ASSETS
   Property, plant and equipment, net                                1,215,423           --
   Intangible assets, net                                              559,732        7,821
   Goodwill                                                              2,175           --
   Investment in Ref-Fuel Holdings                                        --        372,672
   Restricted cash and long-term investments                            90,468        5,001
   Other long-term assets                                                7,240           --
                                                                    ----------   ----------
Total long-term assets                                               1,875,038      385,494
                                                                    ----------   ----------
Total assets                                                        $2,080,533   $  391,647
                                                                    ==========   ==========
                  LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and other current liabilities                   $   44,119   $      556
   Accounts payable to related party                                        --          480
   Current portion of long-term debt                                    83,165           --
   Accrued interest payable                                             16,890        5,667
   Other current liabilities                                             2,500          500
                                                                    ----------   ----------
Total current liabilities                                              146,674        7,203
                                                                    ----------   ----------
LONG-TERM LIABILITIES
   Long-term debt                                                    1,217,292      200,000
   Other long-term liabilities                                         219,306       24,333
                                                                    ----------   ----------
Total long-term liabilities                                          1,436,598      224,333
                                                                    ----------   ----------
Total  liabilities                                                   1,583,272      231,536
                                                                    ----------   ----------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                           351,996           --
                                                                    ----------   ----------
MEMBERS' EQUITY
     Total members' equity                                             145,265      160,111
                                                                    ----------   ----------
Total liabilities and members' equity                               $2,080,533   $  391,647
                                                                    ==========   ==========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                            (UNAUDITED, IN THOUSANDS)



                                                   FOR THE THREE  FOR THE SIX
                                                    MONTHS ENDED  MONTHS ENDED
                                                       JUNE 30,     JUNE 30,
                                                         2004        2004
                                                       --------    --------
REVENUES
   Waste disposal and related services                 $ 49,120    $ 49,120
   Energy                                                22,319      22,319
   Other                                                  2,013       2,013
                                                       --------    --------
       Total net revenues                                73,452      73,452

EXPENSES
   Operating                                             30,709      30,709
   Depreciation and amortization                         11,173      11,173
   General and administrative                             7,282       7,755
   Loss on asset retirements                                836         836
                                                       --------    --------

       Operating income                                  23,452      22,979

Interest income                                             501         529

Interest expense                                        (13,237)    (18,292)

Equity in net earnings of unconsolidated affiliate -
 Ref-Fuel Holdings                                        2,006       6,545

Minority interests in net income of subsidiaries         (7,996)     (7,996)

Other income, net                                           102         102
                                                       --------    --------
     Income before income taxes                           4,828       3,867

Income taxes                                               (213)       (213)
                                                       --------    --------

Net income                                                4,615       3,654

Other comprehensive income                                 (211)       (211)
                                                       --------    --------
Comprehensive income                                   $  4,404    $  3,443
                                                       ========    ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

                            (UNAUDITED, IN THOUSANDS)



                                           MEMBERS'     OTHER COMPREHENSIVE
                                          INTERESTS            INCOME             TOTAL
                                          ---------          ---------          ---------


Balance, January 1, 2004                  $ 160,111               --           $  160,111

   Distribution to members                  (18,500)                              (18,500)
   Unrealized gain on investments
    from the consolidation of
    Ref-Fuel Holdings                          --                  211                211

   Comprehensive income                       3,654               (211)             3,443
                                          ---------          ---------          ---------
Balance, June 30, 2004                    $ 145,265          $      --          $ 145,265
                                          =========          =========          =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            (UNAUDITED, IN THOUSANDS)

                                                                            FOR THE SIX
                                                                            MONTHS ENDED
                                                                            JUNE 30, 2004
                                                                            -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $  3,654
Adjustments to reconcile net income to net cash provided
      by operating activities:
      Depreciation and amortization                                            17,152
      Revenue contract levelization                                             3,844
      Equity earnings in unconsolidated affiliate - Ref-Fuel                   (6,545)
         Holdings
      Distributions from Ref-Fuel Holdings                                     31,374
      Loss on asset retirements                                                   836
      Minority interest in consolidated subsidiaries                            7,996
Changes in assets and liabilities:
      Accounts receivable, net                                                    736
      Prepaid expenses and other current assets                                 1,003
      Other long-term assets                                                    1,796
      Accounts payable and current liabilities                                    952
      Accounts payable affiliates                                                (480)
      Accrued interest payable                                                (10,366)
      Other long-term liabilities                                               1,445
                                                                             ---------
Net cash provided by operating activities                                      53,397
                                                                             ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      Change in restricted cash and investments, net                          (13,682)
      Additions of property, plant and equipment                               (4,943)
      Proceeds from sale of assets                                                 20
      Cash from consolidation of unconsolidated subsidiary (Note 3)            40,238
                                                                             ---------
Net cash provided by investing activities                                      21,633
                                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Payment of long-term debt                                                (5,717)
      Distributions paid to members                                           (18,500)
                                                                             ---------
Net cash (used in) financing activities                                       (24,217)
                                                                             ---------

Net increase in cash and cash equivalents                                      50,813
Cash and cash equivalents, beginning of period                                  3,633
                                                                             ---------
      Cash and cash equivalents, end of period                               $ 54,446
                                                                             =========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. ORGANIZATION AND BASIS OF PRESENTATION

MSW Energy Holdings LLC (MSW Energy Holdings and collectively hereinafter with its subsidiaries, referred to as the Company), a Delaware limited liability company formed in March 2003 and its consolidated wholly owned subsidiaries, MSW Energy Finance Co., Inc. (MSW Finance), a Delaware corporation, and MSW Energy Hudson LLC (MSW Hudson) a Delaware limited liability company, were organized for the purpose of acquiring and holding a 50% interest in Ref-Fuel Holdings LLC (Ref-Fuel Holdings) from Duke Energy Corp. (Duke). The initial acquisition of Ref-Fuel Holdings (the initial closing) was completed on June 30, 2003. Prior to that date MSW Energy Holdings had no operations. MSW Finance, a wholly-owned subsidiary, was organized for the sole purpose of acting as co-issuer with MSW Energy Holdings of $200 million aggregate principal amount of 8 1/2% senior secured notes due September 1, 2010 (Senior Notes). Other than serving as co-issuer, MSW Finance does not conduct operations of its own and has no assets.

At the initial closing, MSW Energy Holdings acquired MSW Hudson, which holds a 49.8% membership interest in Ref-Fuel Holdings. MSW Energy Holdings has agreed to acquire Duke Energy Erie, LLC (or Erie), an indirect, wholly-owned subsidiary of Duke, that holds an additional 0.2% membership interest in Ref-Fuel Holdings, within two years and six months after its purchase of MSW Hudson.

On April 30, 2004, MSW Energy Holdings' owners entered into a series of transactions (Equalization Transactions) which changed the ownership structure. As a result of the Equalization Transactions and other internal transactions completed on May 26, 2004 and June 30, 2004, the Company is owned (i) 60% by MSW Acquisition LLC, an affiliate of Credit Suisse First Boston Private Equity,
Inc. (CSFB Private Equity), (ii) 39.99% by entities managed by AIG Global Investment Corp. (AIGGIC), and (iii) 0.01% by UAE Holdings Corp., which was named the Company's managing member.

The other 50% interest in Ref-Fuel Holdings is owned indirectly by UAE Holdings Corp. through its 100% indirect ownership of MSW Energy Holdings II LLC (MSW Energy Holdings II). Pursuant to a separate series of transactions (UAE Transactions) completed on December 12, 2003, MSW Energy Holdings II acquired a direct and indirect 50% membership interest in Ref-Fuel Holdings. As a result of the Equalization Transactions, UAE Holdings is now owned 60% by affiliates of CSFB Private Equity, and 40% by entities managed by AIGGIC.

The Equalization Transactions resulted in CSFB Private Equity affiliates collectively owning a 59.88% indirect interest in Ref-Fuel Holdings and the AIGGIC affiliates collectively owning a 39.92% indirect interest in Ref-Fuel Holdings. The Equalization Transactions also resulted in UAE Holdings Corp. assuming full control of the management and operations of the Company and Ref-Fuel Holdings.

As a result of the Equalization Transactions, the Company has effective control of Ref-Fuel Holdings, and is therefore consolidating its results of operations and cash flows for two months and the balance sheet as of June 30, 2004.

The Company's sole source of operating cash flow relates to its indirect 49.8% membership interest in Ref-Fuel Holdings. Ref-Fuel Holdings is a holding company whose sole source of operating cash flow relates to its 100% membership interest in American Ref-Fuel Company LLC (American Ref-Fuel, ARC, or ARC LLC).

American Ref-Fuel owns partnerships that develop, own and operate waste-to-energy facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. Through such partnerships, American Ref-Fuel owns or controls six waste-to-energy facilities located in the northeastern United States, which we refer to as the ARC operating facilities. The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (the ARC operating companies) derive revenues principally from disposal or tipping fees received for accepting waste and from the sale of electricity and steam produced by those facilities. ARC subsidiaries include: (a) American Ref-Fuel Company (Ref-Fuel Management); (b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex); (e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass);
(h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); (i) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) (collectively referred to as the American Ref-Fuel Partnerships).

The accompanying condensed consolidated financial statements are unaudited. In the opinion of management, such statements include all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of the results for the period presented. The accounting policies followed during interim periods reported are in conformity with accounting principles generally accepted in the United States of America; however, certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Company believes that the disclosures included are adequate and provide sufficient information. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for a full year.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include accounts of MSW Energy Holdings, its wholly-owned subsidiaries and Ref-Fuel Holdings. Prior to the Equalization Transactions, the Company's investment in Ref-Fuel Holdings was accounted for using the equity method. As a result of the Equalization Transactions, the Company has effective control of Ref-Fuel Holdings and as of April 30, 2004 is consolidating its results. All significant intercompany transactions and accounts have been eliminated.

RECLASSIFICATIONS

Certain reclassifications have been made to the prior years to conform to the current year's presentation.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and
(c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates are revised as necessary when additional information becomes available. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less.

RESTRICTED CASH AND INVESTMENTS

The Company is required to maintain cash and investment balances that are restricted by provisions of its debt, operational or lease agreements. These amounts are held by financial institutions in order to comply with contractual provisions requiring such reserves.

Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents in the accompanying financial statements, and changes in these assets are characterized as investing activities in the consolidated statements of cash flows. Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as ''held-to-maturity'' because the Company has the intent and ability to hold the securities to maturity. The Company accounts for marketable securities in accordance with SFAS Statement No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES". Under the provisions of this statement, investments that are classified as available-for-sale are marked to market with unrealized gains and losses reported as a component of other comprehensive income.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

Routine repairs and maintenance are charged against current operations. Expenditures that increase value, increase capacity or extend useful lives are capitalized.

When property and equipment are retired, sold, or otherwise disposed of, the cost, net of accumulated depreciation, is removed from the accounts and any resulting gain or loss is included in operating income for the period.

The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory within property, plant and equipment.

Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

GOODWILL

Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired and the liabilities assumed. In accordance with the provisions of Financial Accounting Standard
(FAS) No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS", the Company performs an annual fair value test of its recorded goodwill for its reporting units using a discounted cash flows approach.

INTANGIBLE ASSETS

Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contract related intangibles are amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from six to sixteen years.

Waste contract intangibles represent the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have indefinite lives and, as such, are not amortized. Consistent with all the Company's intangible assets, these are reviewed under the provisions of FAS 142 for potential impairment on an annual basis.

Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt.

EQUITY METHOD INVESTMENT

The Company's investment in Ref-Fuel Holdings was accounted for using the equity method of accounting prior to the Equalization Transactions. As a result, the accompanying consolidated results of operations include the Company's share of net earnings in "Equity in net earnings of Ref-Fuel Holdings" for the period up to April 30, 2004.

OTHER LIABILITIES

Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; (d) energy contract levelization; and (e) the Duke agreement liability (see Note 3).

The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2019, the end of the associated lease.

The fair value adjustment related to the acquired long-term waste contracts represents the amount by which costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by Semass Partnership and Essex exceeded estimated contract revenues at their respective acquisition dates. These costs are being amortized as an increase to waste disposal revenues using the straight-line method over the term of the applicable contracts.

Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

The Company is accounting for the long-term power contracts at the Semass Partnership in accordance with EITF Issues 91-6 "REVENUE RECOGNITION OF LONG-TERM POWER SALES CONTRACTS" and EITF 96-17 "REVENUE RECOGNITION UNDER LONG-TERM POWER SALES CONTRACTS THAT CONTAIN BOTH FIXED AND VARIABLE PRICING TERMS", which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

REVENUE RECOGNITION

The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

CONCENTRATION OF CREDIT RISK

The Company invests excess cash and funds held in trust in bank deposit accounts, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells power to a limited number of customers. The Company believes adequate reserves are maintained for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

UNAMORTIZED DEBT PREMIUM

Unamortized debt premium represents the increase in the fair value of the Company's debt recorded as a result of the MSW Transactions. These costs are amortized to interest expense over the life of the related debt using the effective interest method.

INCOME TAXES

The Company's subsidiaries primarily consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Company level, but rather on the individual members. Certain wholly-owned nonoperating subsidiaries of the Company are taxable corporations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

PUSH-DOWN ACCOUNTING

Upon consummation of the UAE Merger and taking into account the Company's June 30, 2003 acquisition of membership interests in Ref-Fuel Holdings, the Control Group owns, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercises voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force (EITF) Topic D-97, "PUSH-DOWN ACCOUNTING", requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Accordingly, the aggregate excess of purchase price over the net assets acquired by the Company on June 30, 2003 was pushed-down to Ref-Fuel Holdings and its subsidiaries on December 12, 2003.

Prior to push-down on December 12, 2003, identifiable intangible assets were included in ''Investment in Ref-Fuel Holdings'' on the Company's consolidated balance sheet and were amortized on a straight-line basis over their estimated useful lives. As a result of push-down accounting, the excess of the purchase price paid by the Company over the Company's share of members' equity of Ref-Fuel Holdings on the acquisition date has been allocated to the Company's proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings (see Note 3).

3. ACQUISITION OF MEMBERSHIP INTERESTS IN REF-FUEL HOLDINGS

Pursuant to an equity purchase agreement between MSW Energy Holdings and Duke, the Company agreed to acquire Duke's 50% membership interest in Ref-Fuel Holdings in two separate closings. At the initial closing on June 30, 2003, MSW Energy Holdings acquired MSW Hudson (formerly Duke Energy Hudson, LLC), which holds a 49.8% membership interest in Ref-Fuel Holdings. The Company has agreed to acquire Duke Energy Erie, LLC (Erie), a wholly-owned subsidiary of Duke that holds an additional 0.2% membership interest in Ref-Fuel Holdings, at a second closing to occur at a future date within two years and six months after the initial closing. At the initial closing, the Company entered into a voting agreement with Erie, pursuant to which Erie granted the Company the right to vote the 0.2% membership interest in Ref-Fuel Holdings held by Erie until such time as the membership interest in Erie is transferred to MSW Energy Holdings. As a result, MSW Energy Holdings has direct or indirect voting control of 50% of the membership interests in Ref-Fuel Holdings after the initial closing.

The aggregate cash purchase price for both the initial and second closing was $326.8 million, excluding acquisition related costs of $15 million and obligations assumed of $23 million. The purchase price payment for the second closing will be $1.3 million which has been recorded in other long-term liabilities on the accompanying consolidated balance sheet. The purchase price paid at the initial closing was financed with proceeds from the Company's offering of Senior Notes, together with capital contributions made by the Company's two members of $75.0 million each. The purchase price payable at the second closing is expected to be financed by cash on hand or capital contributions from the members.

The Company's share of members' equity of Ref-Fuel Holdings acquired as of June 30, 2003 was $144.9 million. As required by push-down accounting, the excess purchase price of $218.6 million was allocated to the Company's proportionate share of the fair values of the assets acquired and liabilities assumed based on an independent valuation of Ref-Fuel Holdings tangible assets, property, plant and equipment, identifiable intangible assets and debt. The amounts allocated to tangible and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets or obligations ranging from ten to twenty years. Debt is being amortized based on the effective interest rate method over the life of the obligations.

A summary of the allocation of purchase price to the fair value of the assets acquired by the Company and the Company's underlying investment in Ref-Fuel Holdings' members' equity at June 30, 2003 is as follows (in thousands):



      Ref-Fuel Holdings' members' equity acquired      $   144,933
      Fixed assets and other adjustments                    76,363
      Identifiable intangible assets, net                  154,068
      Goodwill                                             (12,050)
      Other long-term assets                                (2,892)
      Long-term debt                                       (22,405)
      Other long-term liabilities                           25,465
                                                       -----------
      Purchase price for acquisition of
        49.8% of Ref-Fuel Holdings                     $   363,482
                                                       ===========

In connection with the acquisition, the Company has entered into an agreement (the Duke Agreement) with Duke Capital, an affiliate of Duke, under which the Company agreed to pay Duke Capital certain future fees in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to Ref-Fuel Holdings. The amounts payable under the Duke Agreement are subordinate to the Company's other long term debt obligations and escalate over time. A portion of this balance is deposited into a restricted account for the benefit of Duke Capital. The Company is in compliance with all of its obligations under this agreement. This liability is included in other long-term liabilities, and represents the present value of the obligation under the Duke Agreement. At June 30, 2004 the balance was $21.6 million.

As described in Note 1, the Equalization Transactions consummated on April 30, 2004 resulted in the Company acquiring a controlling interest in Ref-Fuel Holdings, which requires consolidation.


PRO FORMA INFORMATION

The following results represent the pro forma results as if MSW Energy Holdings' acquisition of its interests in Ref-Fuel Holdings and the Equalization Transactions had occurred on January 1, 2003. These results are presented for informational purposes only, and are not necessarily indicative of the actual results that would have resulted had the acquisition and the Equalization Transactions actually occurred. (In thousands):


                                                PRO FORMA FOR     PRO FORMA FOR
                                                   THE SIX          THE SIX
                                                MONTHS ENDED      MONTHS ENDED
                                                JUNE 30, 2004     JUNE 30, 2003
                                                -------------     -------------
REVENUES
   Waste disposal and related services           $    138,616     $    137,199
   Energy                                              63,885           67,525
   Other                                                8,488            5,487
                                                 ------------     ------------
Total net revenues                                    210,989          210,211
                                                 ------------     ------------
EXPENSES
   Operating                                          104,031           99,235
   Depreciation and amortization                       34,016           34,357
   General and administrative                          22,252           23,420
   Loss on asset retirements                            1,178            1,838
                                                 ------------     ------------
Operating income                                       49,512           51,361
Interest income                                         1,513            1,560
Interest expense                                      (33,119)         (38,013)
Loss on early extinguishment of debt                       --           (3,292)
Minority interests in net income of subsidiaries      (14,203)         (11,085)
Other income (expenses), net                                6              (34)
                                                 ------------     ------------
Net income                                       $      3,709     $        497
                                                 ============     ============

4. EQUITY INVESTMENT IN REF-FUEL HOLDINGS

Prior to the Equalization Transactions, the Company recorded its investment in Ref-Fuel Holdings as an equity investment. Ref-Fuel Holdings condensed financial information prior to April 30, 2004 is included for informational purposes.

Summarized condensed balance sheet information of Ref-Fuel Holdings, is as follows (in thousands):



                                           AS OF AS OF
                                           APRIL 30, 2004    DECEMBER 31, 2003
                                           --------------    -----------------
                                            (UNAUDITED)
Current assets                             $  177,397         $  233,151
Noncurrent assets                           1,879,198          1,894,757
Current liabilities                           147,068            133,358
Noncurrent liabilities                      1,218,780          1,253,250
Members' Equity                               690,747            741,300



Summarized statement of operations information for Ref-Fuel Holdings is as follows (unaudited, in thousands):

                                         FOR THE FOUR MONTHS
                                                ENDED
                                           APRIL 30, 2004
                                         -------------------
                                             (UNAUDITED)
Revenues                                 $        137,537
Operating income                                   26,534
Net earnings                                       12,753
Company's equity in net earnings                    6,545

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (in thousands):

                                                        USEFUL LIFE       JUNE 30, 2004  DECEMBER 31, 2003
                                                     ------------------   -------------  -----------------
                                                                           (unaudited)
 Plant and equipment                                     2-50 years        $1,156,585    $       -
 Land                                                                           3,813            -
 Leasehold improvements                                Up to 17 years          39,534            -
 Landfill                                                 13 years             15,470            -
 Spare parts                                                                   12,253            -
 Construction in progress                                                      21,811            -
                                                                           ----------    ------------------
 Total property, plant and equipment                                        1,249,466            -
 Accumulated depreciation                                                     (34,043)           -
                                                                           ----------    ------------------
 Property, plant and equipment, net                                        $1,215,423    $       -
                                                                           ==========    ==================


6. INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):


                                                        USEFUL LIFE       JUNE 30, 2004  DECEMBER 31, 2003
                                                     ------------------   -------------  -----------------
                                                                           (unaudited)
Energy contracts                                       6-16 years           $ 522,430    $       -
Waste contracts                                           6 years              23,600            -
Financing costs                                           6 years               8,382          8,382
Emissions credits                                       Indefinite             38,930            -
Other intangibles                                       Indefinite              3,579            -
                                                                           ----------    -----------------
                                                                              596,921          8,382
Accumulated amortization                                                     (37,189)           (561)
                                                                           ----------    -----------------
Intangible assets, net                                                      $ 559,732    $     7,821
                                                                           ==========    =================


7. GOODWILL

Goodwill consists of the following (in thousands):


                                                                   JUNE 30,          DECEMBER 31,
                                                                      2004               2003
                                                                 --------------    --------------
                                                                  (unaudited)
Beginning balance                                                $           -     $      -
Goodwill from the consolidation of Ref-Fuel Holdings                     2,175            -
                                                                 -------------     --------------
Ending balance                                                   $       2,175     $      -
                                                                 =============     ==============

8. ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES

Accounts payable and other current liabilities consist of the following (in thousands):

                                                                JUNE 30,          DECEMBER 31,
                                                                 2004                2003
                                                             --------------     ---------------
                                                              (unaudited)
Accounts payable                                             $      30,306      $       556
Incentive plan accruals                                              3,783               -
Compensation liabilities                                             5,500               -
Other                                                                4,530               -
                                                             --------------    ----------------
                                                             $       44,119     $       556
                                                             ==============    ================


9. FINANCING ARRANGEMENTS

Long-term debt obligations of the Company consist of the following (in thousands):



                                              INTEREST RATE          FINAL               JUNE 30,           DECEMBER 31,
                                              (AVERAGE RATE)        MATURITY               2004                2003
                                              --------------        --------             ---------          -----------

                                                                                         (UNAUDITED)
 Senior Notes                                     8.5%                 2010              $ 200,000          $ 200,000

 Ref-Fuel Holdings debt
   ARC Senior Notes                               6.26%                2015                253,300                  -
   Niagara Series 2001                       5.45 - 5.625%             2015                165,010                  -
   Seconn Corporate Credit Bonds             5.50%-  6.45%             2022                 43,500                  -
   Hempstead Corporate Credit Bonds               5.00%                2010                 42,670                  -
   Hempstead project debt                      4.40%-5.00%             2009                133,278                  -
   Essex project debt                          5.32%-7.48%             2020                108,662                  -
   Seconn project debt                        5.125%-5.50%             2015                 53,499                  -
   Semass Series 2001A                        5.50%-5.625%             2016                134,345                  -
   Semass Series 2001B                         5.00%-5.50%             2010                104,385                  -
                                                                                        ----------        -----------
      Subtotal                                                                           1,038,649                  -
                                                                                        ----------        -----------

 Other obligations                                                                             308                  -
                                                                                        ----------        -----------
 Total debt at par value                                                                 1,238,957            200,000
    Unamortized debt premium, net                                                           61,500                  -
     Current portion                                                                       (83,165)                 -
                                                                                        ----------        -----------
 Total long-term debt obligations                                                       $1,217,292          $ 200,000
                                                                                        ==========        ===========


In June 2003, the Company issued $200.0 million aggregate principal amount of 8 1/2 % senior secured notes due 2010 (Senior Notes). Interest on the Senior Notes accrues at 8 1/2 % per annum, beginning from the date of issuance and is payable on March 1st and September 1st of each year, commencing on September 1, 2003. Interest only is payable throughout the term of the Senior Notes with principal and unpaid interest payable at maturity on September 1, 2010. Holders of Senior Notes may require the Company to repurchase the Senior Notes upon a change in control or if the Company receives any proceeds from certain financings or asset sales by Ref-Fuel Holdings and its subsidiaries.

The indenture for the Senior Notes provides for certain restrictive covenants including, among other things, restrictions on incurrence of indebtedness, certain payments to related and unrelated parties, acquisitions and asset sales.

Certain of the debt agreements held by the Company contain restrictions on cash distributions and new borrowings. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of the Company are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of making partnership distributions. In the event of any bankruptcy or liquidation the Ref-Fuel Holdings debt would be repaid prior to the repayment of the Senior Notes.

10.      OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of the following (in thousands):


                                                           AMORTIZATION
                                                              PERIOD
                                                              (YEARS)      JUNE 30, 2004      DECEMBER 31, 2003
                                                            ------------   -------------      -----------------
        Long-term waste contracts acquired                     9-17        $   123,850        $               -
        Operating lease acquired                                14              42,094                        -
        Duke liability                                                          22,870                   24,333
        Energy contract levelization                            12              12,803                        -
        Landfill liabilities                                    13              10,455                        -
        Deferred revenue                                       8-20              3,071                        -
        Other                                                                    2,803                        -
        Long-term incentive plan accruals                                        1,360                        -
                                                                           -----------        -----------------
                                                                           $   219,306        $          24,333
                                                                           ===========        =================

See Note 14 for amortization of certain other long-term liabilities.


11. OPERATIONAL AND OTHER AGREEMENTS


The facilities at Hempstead, Essex, Seconn, Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements.

Duke Energy Corporation (Duke) and Allied Waste Industries, Inc. (Allied) are each obligated to fund one-half of certain cash shortfalls and other liabilities of Essex arising out of operating the project, including certain environmental claims. Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

With respect to the Delaware Valley facility, ARC LLC has guaranteed amounts payable by Delaware Valley pursuant to certain agreements. ARC LLC has guaranteed through 2006 for the benefit of the Delaware County Solid Waste Authority amounts arising out of, or relating to any failure of Delaware Valley under its service agreement. In conjunction with the acquisition of the facility, ARC LLC also provided an indemnity to the sellers of the facility from all environmental damages as a result of remedial action and releases or threatened releases of hazardous substances at the facility.

In order to provide ARC LLC with an additional source of funds to meet calls on its project support obligations, MSW Energy Holdings and UAE Holdings Corp. entered into the Equity Contribution Agreement pursuant to which each of them have agreed to provide up to $50 million in equity capital to ARC LLC.

12. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL AND REGULATORY RISK

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complex requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

LANDFILL AGREEMENTS

Semass Partnership, a subsidiary of Ref-Fuel Semass, has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

Beginning in May 1997, Wankinco provided several notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco appealed in January 2003, and the parties currently are awaiting a decision from the appellate court. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

Management believes that the ultimate resolution of these matters will not have a material adverse impact on the results of operations, future cash flows or financial position of the Company.

In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the years ended December 31, 2003 and 2002, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages.

By letter dated February 10, 2004, Wankinco alleged a default under the Settlement Agreement and the lease on the CMW Landfill, related to an alleged failure by Semass Operator to properly fund a $125,000 quarterly deposit. Management believes that the deposit was properly made, that no default exists under the Settlement Agreement or lease, and that the ultimate resolution of this matter will not have a material adverse impact on the results of operation, future cash flows or financial position of the Semass Partnership or the Company.

FUTURE MINIMUM PAYMENTS UNDER OPERATING LEASES

Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. In certain default circumstances under such lease, Delaware Valley (and ARC LLC by virtue of a guaranty) become obligated to pay a contractually specified "stipulated loss" value that declines over time and which was approximately $177.4 million as of June 30, 2004.

The Company also leases office space for its Montvale, New Jersey headquarters pursuant to an operating lease expiring in August 2007.

OTHER MATTERS

The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

The Company is required to provide financial assurance to government agencies under applicable environmental and procurement regulations relating to the landfill operations and waste disposal contract.

13. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company's subsidiaries hold insurance policies with affiliates of AIGGIC, for which the AIGGIC affiliated insurance companies receive customary annual premiums.

14. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Depreciation and amortization expense included in the Statements of Cash Flows for the six months ended June 30, 2004 consists of the following expenses (revenues) (in thousands):


       ASSET / LIABILITY                          STATEMENT OF OPERATIONS               JUNE 30, 2004
------------------------------------       -----------------------------------------    -------------
Property, plant and equipment              Depreciation and amortization (1)             $    11,173
Energy contracts                           Energy revenues                                     9,603
Long-term waste contracts                  Waste disposal and related services                (2,271)
Lease                                      Operating expenses (rent expense)                     549
Debt                                       Interest expense                                   (1,896)
Deferred revenue                           Waste disposal and related services and
                                            energy revenues                                       (6)
                                                                                         ------------
 Total                                                                                   $    17,152
                                                                                         ============
(1) Includes amortization of intangible assets

Noncash investing and financing activities:
Cash from the consolidation of Ref-Fuel Holdings at April 30, 2004                         $ 40, 238




ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The following discussion contains forward-looking statements. These statements are based on current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors," below. The following should be read in conjunction with the financial statements and related notes included elsewhere in this report. As of April 30, 2004 we hold a 49.8% indirect controlling membership interest in Ref-Fuel Holdings and the results of operations have been consolidated from that period.

The following is a discussion of the financial condition and results of operations for the three and six months ended June 30, 2004. This discussion should be read in connection with our historical consolidated financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2003, as well as the historical financial statements of Ref-Fuel Holdings and the supplemental pro forma information that follows.

GENERAL

We were formed and acquired our interest in Ref-Fuel Holdings in June 2003. Because we were not yet in existence, there are no financial results for the second quarter of 2003 comparable to the data for the second quarter of 2004.

The following summarizes the historical financial information for MSW Energy Holdings as of and for the three and six months ended June 30, 2004 (unaudited, in thousands):


                                                       FOR THE THREE       FOR THE SIX
                                                       MONTHS ENDED        MONTHS ENDED
                                                       JUNE 30, 2004       JUNE 30 ,2004
                                                       -------------       -------------
STATEMENT OF OPERATIONS DATA:
Net revenues                                            $    73,452          $ 73,452
Equity in net earnings of Ref-Fuel Holdings                   2,006             6,545
Operating expenses                                          (30,709)          (30,709)
Depreciation and amortization expense                       (11,173)          (11,173)
Administrative and general expense                           (7,282)           (7,755)
Loss on asset retirement                                       (836)             (836)
Interest income                                                 501               529
Interest expense                                            (13,237)          (18,292)
Minority interest in net income of subsidiaries              (7,996)           (7,996)
Other income, net                                               102               102
Taxes                                                          (213)             (213)
                                                        -----------        -----------
Net income                                              $     4,615        $     3,654
                                                        -----------        -----------
CASH FLOW DATA:
Cash provided by operating activities                                      $    53,397
Cash provided by investing activities                                           21,633
Cash used in financing activities                                              (24,217)

BALANCE SHEET DATA (AT JUNE 30, 2004):

Total assets                                                               $ 2,080,533
Total debt                                                                   1,300,457
Minority interest in consolidated subsidiaries                                 351,996
Total members' equity                                                          145,265




RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2004

     NET REVENUES. Net revenues of $73.5 million for the three months ended June 30, 2004 represent the consolidated results of operations of Ref-Fuel Holdings for the two month period ended June 30, 2004. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. These revenues represent $49.1 million of waste disposal and related services revenue, $22.4 million of energy revenue and $2.0 million of other revenue.

      EQUITY IN EARNINGS OF REF-FUEL HOLDINGS. Equity in net earnings of Ref-Fuel Holdings represents our share in the net earnings of Ref-Fuel Holdings for the month of April 2004, of $2 million. Prior to the Equalization Transactions, which were consummated on April 30, 2004, we accounted for our investment under the equity method of accounting. As a result of these transactions, we are consolidating these results after April 30, 2004.

     OPERATING EXPENSES. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the operating expenses of $30.7 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' operational expenses for the two months ended June 30, 2004.

     DEPRECIATION AND AMORTIZATION EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the depreciation and amortization expense of $11.2 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' depreciation and amortization expenses for the two months ended June 30, 2004. .

     ADMINISTRATIVE AND GENERAL EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the administrative and general expense of $7.3 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' general and administrative expenses of $6.9 million for the two months ended June 30, 2004, and $0.4 million attributable to MSW Energy Holdings' other activities.

     LOSS ON ASSET RETIREMENT. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the loss on asset retirement of $0.8 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' loss for the two months ended June 30, 2004.

     INTEREST INCOME. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the majority of the interest income of $0.5 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' interest income for the two months ended June 30, 2004.

     INTEREST EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the interest expense of $13.2 million for the three months ended June 30, 2004 represents Ref-Fuel Holdings' interest expense in the amount of $8.1 million for the two months ended June 30, 2004, and the interest expense for the three months ended June 30, 2004 of $5.1 million, which represents the interest on our 8.5% Senior Notes due 2010 ($4.3 million), the accretion of our Duke liability ($0.5 million) and amortization of deferred financing costs ($0.3 million).

     OTHER INCOME. Other income of $0.1 million for the three months ended June 30, 2004 represents the realized gain from the sale of an investment held for sale $0.09 million and an insurance refund $0.02 million associated with Ref-Fuel Holdings

FOR THE SIX MONTHS ENDED JUNE 30, 2004

     NET REVENUES. Net revenues of $73.5 million for the six months ended June 30, 2004 represent the consolidated results of operations of Ref-Fuel Holdings for the two-month period ended June 30, 2004. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. These revenues represent $49.1 million of waste disposal and related services revenue, $22.4 million of energy revenue and $2.0 million of other revenue.

     EQUITY IN EARNINGS OF REF-FUEL HOLDINGS. Equity in net earnings of Ref-Fuel Holdings represents our share in the net earnings of Ref-Fuel Holdings for the four months ended April 30, 2004, of $6.5 million. Prior to the Equalization Transaction, which were consummated on April 30, 2004, we accounted for our investment under the equity method of accounting. As a result of these transactions, we are consolidating these results after April 30, 2004.

     OPERATING EXPENSES. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the operating expenses of $30.7 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' operational expenses for the two months ended June 30, 2004.

     DEPRECIATION AND AMORTIZATION EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the depreciation and amortization expense of $11.2 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' depreciation and amortization expenses for the two months ended June 30, 2004. .

     ADMINISTRATIVE AND GENERAL EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the administrative and general expense of $7.8 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' general and administrative expenses of $6.9 million for the two months ended June 30, 2004, and $0.9 million attributable to MSW Energy Holdings other activities.

     LOSS ON ASSET RETIREMENT. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the loss on asset retirement of $0.8 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' loss for the two months ended June 30, 2004.

     INTEREST INCOME. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the majority of the interest income of $0.5 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' interest income for the two months ended June 30, 2004.

     INTEREST EXPENSE. As indicated above, as a result of the Equalization Transactions, Ref-Fuel Holdings' results of operations are consolidated as of April 30, 2004. Therefore, the interest expense of $18.3 million for the six months ended June 30, 2004 represents Ref-Fuel Holdings' interest expense in the amount of $8.1 million for the two months ended June 30, 2004, and the interest expense for the six months ended June 30, 2004 attributable to MSW Energy Holdings of $10.2 million, which represents the interest on our 8.5% Senior Notes due 2010 ($8.5 million), the accretion of our Duke liability ($1.0 million) and amortization of deferred financing costs ($0.6 million).

     OTHER INCOME. Other income of $0.1 million for the six months ended June 30, 2004 represent the realized gain from the sale of an investment held for sale $0.09 million and an insurance refund $0.02 million associated with Ref-Fuel Holdings.

SUPPLEMENTAL PRO FORMA INFORMATION




The following results represent the pro forma results as if MSW Energy Holdings' acquisition of its interests in Ref-Fuel Holdings and the Equalization Transactions had occurred on January 1, 2003. These results are presented for informational purposes only, and are not necessarily indicative of the actual results that would have resulted had the acquisition and the Equalization Transactions actually occurred. (In thousands):


                                                        PRO FORMA FOR     PRO FORMA FOR
                                                           THE SIX           THE SIX
                                                         MONTHS ENDED      MONTHS ENDED
                                                        JUNE 30, 2004      JUNE 30, 2003
                                                        -------------      -------------
REVENUES
   Waste disposal and related services                   $ 138,616          $ 137,199
   Energy                                                   63,885             67,525
   Other                                                     8,488              5,487
                                                         ---------          ---------
Total net revenues                                         210,989            210,211
                                                         ---------          ---------
EXPENSES
   Operating                                               104,031             99,235
   Depreciation and amortization                            34,016             34,357
   General and administrative                               22,252             23,420
    Loss on asset retirements                                1,178              1,838
                                                         ---------          ---------
Operating income                                            49,512             51,361
Interest income                                              1,513              1,560
Interest expense                                           (33,119)           (38,013)
Loss on early extinguishment of debt                          --               (3,292)
Other income (expenses), net                                     6                (34)
                                                         ---------          ---------
Income before minority interest                             17,912             11,582
Minority interests in net income of subsidiaries           (14,203)           (11,085)
                                                         ---------          ---------
Net income                                               $   3,709          $     497
                                                         =========          =========


COMPARISON OF THE PRO FORMA SIX MONTHS ENDED JUNE 30, 2004 AND 2003

 TOTAL NET REVENUES. Total pro forma net revenues were $211.0 million for the six months ended June 30, 2004, an increase of $0.8 million, or 0%, from the same pro forma period for the prior year. Increases in net revenues of $3.4 million which are attributable to waste volumes were a result of increased hauling, landfill and transfer station operations, while waste pricing decreases due to changes in market mix caused a $1.9 million decrease in revenue. One of the Ref-Fuel Holdings facilities performed a planned major turbine overhaul in the second quarter of 2004, which contributed to the decrease in power revenues of $1.4 million. Steam sales increased by $1.9 million for the pro forma period ended June 30, 2004, as compared to the pro forma prior period. Energy revenues were also decreased by an additional $3.9 million of energy contract levelization. Metals pricing increased over the prior year, resulting in an increase of $3.8 million, offset by the end of an ash reuse marketing arrangement, which decreased revenues by $1.2 million, as compared to the pro forma prior year period.

EXPENSES. Operating expenses were $104.0 million for the pro forma six months ended June 30, 2004, an increase of $4.8 million, or 5% from the pro forma prior year period. The most significant increase, approximately $4.2 million, was attributable to increased facility maintenance expenses performed during scheduled outages.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses remained consistent at $34.0 million for the pro forma six months ended June 30, 2004, as compared with the pro forma six months ended June 30, 2003 balance of $34.4 million.

GENERAL AND ADMINISTRATIVE. General and administrative expenses were $22.3 million for the pro forma six months ended June 30, 2004, a decrease of $1.2 million, or 5%, from the prior year's period. Higher developmental spending activities were offset by lower costs associated with an incentive plan at Ref-Fuel Holdings, which was terminated in 2003.

INTEREST EXPENSE. Interest expense was $33.1 million for the pro forma six months ended June 30, 2004, a decrease of $4.9 million, or 13%, from the prior year's pro forma period. The decrease was due to scheduled repayments of principal during 2003.

DEBT COVENANT

The indenture under which our Senior Notes were issued requires, among other things, but subject to certain exceptions, that we not permit any restricted payment unless certain ratio covenants based on our proportionate ownership of Ref-Fuel Holdings have been met. We are presenting pro forma proportionate adjusted data, including proportionate total cash and cash equivalents and reserves, proportionate total debt, proportionate interest expense and proportionate adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) because these pro forma twelve months results are used in the calculation of the restrictive covenants contained in the indenture governing our Senior Notes.

The unaudited summary pro forma condensed consolidated statements of operations data, pro forma MSW Energy Holdings other data and pro forma proportionate other data for the twelve months ended June 30, 2004, have been prepared as if the UAE Merger had occurred on July 1, 2003. Accordingly, the following table includes the effects of push-down accounting on Ref-Fuel Holdings as if the UAE Merger had occurred on July 1, 2003.

The following table includes certain items that are not measures under generally accepted accounting principles and are not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, these measures may not be comparable to those used by other companies. The following tables should be read in conjunction with our historical financial statements and related notes, the historical financial statements and related notes of Ref-Fuel Holdings.

Additionally, as required under the indenture agreement, the activity of Ref-Fuel Holdings is separate from MSW Energy Holdings incremental activity in the following calculations (in thousands).

                                                                          PRO FORMA
                                                                      TWELVE MONTHS ENDED
                                                                           JUNE 30,
                                                                             2004
                                                                      -------------------
PRO FORMA MSW ENERGY HOLDINGS OTHER DATA

Dividends received (1)                                                $            45,094
Cash flow available for debt service (2)                                           44,844
Ratio of cash flows available for debt service to interest                            2.6x

PRO FORMA PROPORTIONATE OTHER DATA

Proportionate total cash and cash equivalents and reserves (3)        $           113,474
Proportionate total debt (4)                                                      717,401
Proportionate Adjusted EBITDA (5)                                                 132,336
Proportionate interest expense (6)                                                 42,493
Proportionate net leverage ratio (7)                                                  4.6x
Ratio of proportionate Adjusted EBITDA to proportionate
   interest expense (8)                                                               3.1x


(1)  Dividends received calculated as follows:

                                                         TWELVE MONTHS ENDED
                                                              JUNE 30, 2004
                                                         -------------------
         Ref-Fuel Holdings dividends paid                $           90,550
            MSW Energy Holdings ownership percentage                   49.8%
                                                         -------------------

         Pro Forma distributions received                $           45,094
                                                         ===================

(2)  Cash flow  available  for debt service is based on pro forma  distributions
     less  letter  of  credit  fees  payable  in  connection   with  the  equity
     contribution agreement.

(3) Total Ref-Fuel Holdings and MSW Energy Holdings cash and cash equivalents and reserves include, in addition to cash and cash equivalents, both restricted cash and short-term investments and restricted cash and long-term investments. Proportionate Total Cash and Cash Equivalents and Reserves is calculated as follows (in thousands):

                                                                                        JUNE 30, 2004
                                                                                        -------------
   Ref-Fuel Holdings cash and cash equivalents                                             $  53,113
   Ref-Fuel Holdings restricted cash and short-term investments                               63,112
   Ref-Fuel Holdings restricted cash and long-term investments                                85,451
                                                                                         -----------
Total Ref-Fuel Holdings cash and cash equivalents and reserves                               201,676
   MSW Energy Holdings ownership percentage                                                     49.8%
                                                                                         -----------
MSW Energy Holdings proportionate total cash and cash equivalents and reserves               100,435
   MSW Energy Holdings total cash and cash equivalents                                       214,715
   Less cash and cash equivalents attributable to Ref-Fuel Holdings                         (201,676)
                                                                                         -----------
MSW Energy Holdings proportionate consolidated total cash and cash equivalents and
    reserves                                                                               $ 113,474
                                                                                         ===========

(4) MSW Energy Holdings Proportionate Total Debt is defined as 49.8% of the total debt for Ref-Fuel Holdings (excluding unamortized debt premium) plus our total debt

Proportionate total debt is calculated as follows (in thousands):                       JUNE 30, 2004
                                                                                        -------------

   Ref-Fuel Holdings current portion of long-term debt                                     $  83,165
    Ref-Fuel Holdings long-term debt (excluding net unamortized debt premium
    of $61.5 million)                                                                        955,792
                                                                                         -----------
Total Ref-Fuel Holdings debt (excluding net unamortized debt premium of $61.5              1,038,957
 million)
   MSW Energy Holdings ownership percentage                                                     49.8%
                                                                                         -----------
                                                                                             517,401
Senior Notes 8.5% due 2010                                                                   200,000
                                                                                         -----------
MSW Energy Holdings proportionate total debt                                               $ 717,401
                                                                                         ===========



(5) Proportionate Adjusted EBITDA is defined as 49.8% of the pro forma Adjusted EBITDA of Ref-Fuel Holdings. Adjusted EBITDA (as calculated below) is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

Proportionate Adjusted EBITDA for the last twelve months ended June 30, 2004 is calculated by subtracting the results for the six months ended June 30, 2003 from the twelve months ended December 31, 2003, and then adding the six months ended June 30, 2004, as follows (in thousands):


                                                                                     ACTUAL SIX          PRO FORMA
                                                     PRO FORMA     PRO FORMA SIX       MONTHS          TWELVE MONTHS
                                                     YEAR ENDED     MONTHS ENDED     ENDED JUNE            ENDED
                                                     DECEMBER 31,      JUNE 30,        JUNE 3O,          JUNE 3O,
                                                        2003             2003           2004               2004
                                                     -----------      ----------     -----------       -----------
Ref-Fuel Holdings:
        Operating income                             $   127,737      $   52,265     $    50,417       $  125,889
        Depreciation and amortization                     68,094          34,357          34,016           67,753
        Loss on retirements                                2,207           1,838           1,178            1,547
                                                     -----------      ----------     -----------       ----------
     EBITDA                                              198,038          88,460          85,611          195,189
       Fair value adjustment amortization
         and revenue levelization adjustments             69,608          31,980          36,548           74,176
                                                     -----------      ----------     -----------       ----------
     Adjusted EBITDA                                 $   267,646      $  120,440     $   122,159       $  269,365
                                                     ===========      ==========     ===========
MSW Energy Holdings ownership
    percentage                                                                                               49.8%
                                                                                                       -----------
                                                                                                          134,144


  Less MSW Energy Holdings incremental expenses                                                            (1,808)
                                                                                                       -----------


MSW Energy Holdings Proportionate
  Adjusted  EBITDA                                                                                     $   132,336
                                                                                                       ===========


(6) Proportionate interest expense is defined as 49.8% of the pro forma interest expense for Ref-Fuel Holdings plus 100% of our pro forma interest expense.

The following table reconciles MSW Energy Holdings Proportionate Interest Expense (in thousands):


                                                                 PRO FORMA
                                                            TWELVE MONTHS ENDED
                                                               JUNE 30, 2004
                                                            ------------------
Pro Forma Ref-Fuel Holdings interest expense                $          51,190
   MSW Energy Holdings ownership percentage                              49.8%
                                                            -----------------
Ref-Fuel Holdings proportionate interest expense                       25,493
   MSW Energy Holdings pro forma interest expense                      68,190
   Less interest attributable to Ref-Fuel Holdings                    (51,190)
                                                            -----------------
MSW Energy Holdings proportionate interest expense          $          42,493
                                                            =================

(7)  Proportionate   net   leverage   ratio  is  defined  as  the   quotient  of
     proportionate   total  debt  less  proportionate   total  cash  divided  by
     proportionate Adjusted EBITDA.

(8) Proportionate Adjusted EBITDA to proportionate interest expense is defined as the quotient of proportionate Adjusted EBITDA divided by proportionate interest expense.

CASH FLOW ACTIVITIES

As a result of the Equalization Transactions, the Company has effective control of Ref-Fuel Holdings, and is therefore consolidating its results of operations and cash flows for two months and the balance sheet as of June 30, 2004.

We were formed and acquired our interest in Ref-Fuel Holdings in June 2003. Because we were not yet in existence, there are no financial results for the second quarter of 2003 comparable to the data for the second quarter of 2004.

OPERATING ACTIVITIES

Our net cash provided by operating activities of $53.4 million for the period for the six months ended June 30, 2004 relates primarily to cash earnings, the distributions received from Ref-Fuel Holdings of $31.4 million in 2004, offset by the payment of $8.5 million of interest on our Senior Notes.

INVESTING ACTIVITIES

Our net cash provided by investing activities of $21.6 million for the six months ended June 30, 2004 relates to cash from consolidation of Ref-Fuel Holdings which represented its April 30, 2004 balance of $40.2 million offset by the change in our restricted cash balance of $13.7 million and capital additions of $4.9 million.

FINANCING ACTIVITIES

Our net cash used in financing activities of $24.2 million for the six months ended June 30, 2004 relates to distributions paid to members of $18.5 million and payments on long-term debt of $5.7 million.

CRITICAL ACCOUNTING POLICIES

Our management is responsible for our financial statements and has evaluated the accounting policies to be used in their preparation. Our management believes these policies to be reasonable and appropriate. The following discussion identifies those accounting policies that we believe will be critical in the preparation of our financial statements, the judgments and uncertainties affecting the application of those policies, and the possibility that materially different amounts will be reported under different conditions or using different assumptions.

PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include accounts of MSW Energy Holdings II, its wholly-owned subsidiaries and Ref-Fuel Holdings. Prior to the Equalization Transactions, the Company's investment in Ref-Fuel Holdings was accounted for using the equity method. As a result of the Equalization Transactions, the Company has effective control of Ref-Fuel Holdings and as of April 30, 2004 is consolidating its results. All significant intercompany transactions and accounts have been eliminated.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (a) the reported amounts of assets and liabilities at the date of the financial statements; (b) the disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

GOODWILL. Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired and the liabilities assumed. In accordance with the provisions of Financial Accounting Standard (FAS) No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS", the Company performs an annual fair value test of its recorded goodwill for its reporting units using a discounted cash flows approach.

INTANGIBLE ASSETS. Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contract related intangibles are amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from eight to twenty years.

Waste contract intangibles represent the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have indefinite lives and, as such, are not amortized. Consistent with all the Company's intangible assets, these are reviewed under the provisions of FAS 142 for potential impairment on an annual basis.

Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt.

EQUITY METHOD INVESTMENT. The Company's investment in Ref-Fuel Holdings was accounted for using the equity method of accounting prior to the Equalization Transactions. As a result, the accompanying consolidated results of operations include the Company's share of net earnings in "Equity in net earnings of Ref-Fuel Holdings" for the period up to April 30, 2004.

OTHER LIABILITIES. Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; and (d) energy contract levelization .

The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2019, the end of the associated lease.

The fair value adjustment related to the acquired long-term waste contracts represents the amount by which costs of disposal and processing of waste delivered pursuant to certain long-term waste contracts held by Semass Partnership and Essex exceeded estimated contract revenues at their respective acquisition dates. These costs are being amortized as an increase to waste disposal revenues using the straight-line method over the term of the applicable contracts.

Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

The Company is accounting for the long-term power contracts at the Semass Partnership in accordance with EITF Issues 91-6 "REVENUE RECOGNITION OF LONG-TERM POWER SALES CONTRACTS" and EITF 96-17 "REVENUE RECOGNITION UNDER LONG-TERM POWER SALES CONTRACTS THAT CONTAIN BOTH FIXED AND VARIABLE PRICING TERMS", which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

REVENUE RECOGNITION. The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

CONCENTRATION OF CREDIT RISK. The Company invests excess cash and funds held in trust in bank deposit accounts, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells power to a limited number of customers. The Company believes adequate reserves are maintained for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

UNAMORTIZED DEBT PREMIUM. Unamortized debt premium represents the increase in the fair value of the Company's debt recorded as a result of the UAE Merger. These costs are amortized to interest expense over the life of the related debt using the effective interest method.

PUSH-DOWN ACCOUNTING. Upon consummation of the UAE Merger between MSW Merger and UAE Holdings on December 12, 2003 and taking into account the June 30, 2003 acquisition by MSW Energy Holdings LLC of Duke's membership interest in Ref-Fuel Holdings, affiliates of Credit Suisse First Boston Private Equity, Inc. and AIG Global Asset Management Holdings Corp. own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting power with respect to the remaining 0.2% interest). Emerging Issues Task Force (EITF) Topic D-97, PUSH-DOWN ACCOUNTING, requires that Ref-Fuel Holdings financial statements reflect this change in ownership. See Notes 2 and 4 to "MSW Energy Holdings LLC and Subsidiaries--Notes to Consolidated Financial Statements (Unaudited)" included herein.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

 The following table sets forth our contractual obligations outstanding as of June 30, 2004 (in thousands):



                                                                                                            MORE
                                                                               LESS THAN 1                 THAN 5
          CONTRACTUAL OBLIGATIONS                 TOTAL            1 YEAR      1-3 YEARS       3-5 YEARS    YEARS
          -----------------------              -----------      ------------    ----------      --------  --------
Long-Term Debt Obligations                      $1,300,457      $     83,165    $  157,060      $185,244  $874,988
Operating Lease Obligations                        151,828            14,318        27,968        28,989    80,553
Unconditional Purchase Obligations                   1,307(1)             --         1,307            -          -
Other Long-Term Obligations                         67,543             9,228         8,860         7,500    41,955
                                               -----------      ------------    ----------      --------   --------
                                       TOTAL    $1,521,135      $    106,711    $  195,195      $221,733   $997,496
                                               ===========      ============    ==========      ========   ========


(1)  Represents   unconditional   purchase   obligation   associated   with  the
     Acquisition of $1,307 due at the second closing.

RISK FACTORS

 ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

OUR INDENTURE IMPOSES SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US.

The indenture governing our outstanding debt contains restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. These restrictions limit our ability and the ability of any restricted subsidiaries to do the following, among other things:

     o    incur additional indebtedness;

     o    create liens;

     o    pay dividends or make other equity distributions;

     o    purchase or redeem capital stock;

     o    make investments;

     o    sell assets or consolidate or merge with or into other companies; and

     o    engage in transactions with affiliates.

Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. Moreover, it is possible that in the future the owners of MSW Energy Holdings and MSW Energy Holdings II could determine to merge those companies with each other or into Ref-Fuel Holdings. While such a merger would be required to comply with the terms of the indenture, a result would be an increase in the amount of indebtedness of the successor.

RISK RELATING TO REF-FUEL HOLDINGS' AND AMERICAN REF-FUEL'S BUSINESS

AMERICAN REF-FUEL'S REVENUES DEPEND ON THE OPERATION OF THE ARC OPERATING FACILITIES.

American Ref-Fuel's receipt of distributions from the ARC operating companies and TransRiver are dependent on the successful operation of the ARC operating facilities. The operation of the ARC operating facilities involves many risks, including:

     o    the breakdown or failure of equipment or processes;

     o the difficulty or inability to find suitable replacement parts for equipment;

     o the performance of the ARC operating facilities below expected levels of waste throughput, electric or steam generation or efficiency;

     o    the unavailability of sufficient quantities of waste;

     o    decreases in the fees for solid waste disposal;

     o decreases in the demand or market prices for recovered ferrous and nonferrous metal;

     o    disruption in the transmission of electricity generated;

     o    labor disputes;

     o    operator error;

     o catastrophic events such as hurricanes, earthquakes, floods and acts of terrorism that damage or destroy the facilities or the area in which the facilities are located;

     o changes in law or application of law (including any applicable environmental laws or permit requirements); and

     o    the exercise of the power of eminent domain.

While American Ref-Fuel will maintain insurance to protect against certain of these risks, the insurance may not cover all of these risks and the proceeds of the insurance may not fully compensate for damages to the ARC operating facilities and the ARC operating facilities' lost revenues or increased expenses. A decrease or elimination of revenues generated by the ARC operating facilities or an increase in the costs of operating the ARC operating facilities could decrease or eliminate funds available to American Ref-Fuel to make distributions to Ref-Fuel Holdings which, in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would adversely affect our financial condition.

AMERICAN REF-FUEL DEPENDS ON PERFORMANCE BY THIRD PARTIES UNDER CONTRACTUAL ARRANGEMENTS.

American Ref-Fuel depends on third parties to, among other things, purchase the electric and steam energy produced by the ARC operating facilities, and supply and deliver the waste and other goods and services necessary for the operation of the ARC operating facilities. The viability of the ARC operating facilities and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings depend significantly upon the performance by third parties in accordance with the long-term contracts entered into by the ARC operating companies and the third parties in connection with the ARC operating facilities.

If the third parties to those contracts do not perform their obligations, or are excused from performing their obligations because of nonperformance by the ARC operating companies or other parties to the documents, or due to force majeure events or changes in laws or regulations, the ARC operating companies may not be able to secure alternate arrangements on substantially the same terms, if at all, for the services provided under the contracts. Furthermore, the ability of the ARC operating companies and TransRiver to make distributions to American Ref-Fuel may be adversely affected, which may adversely affect our financial condition. In addition, the bankruptcy or insolvency of a participant or third party in the ARC operating facilities could result in nonpayment or nonperformance of that party's obligations to the ARC operating companies and could adversely affect the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings which, in turn would decrease or eliminate the funds available to Ref-Fuel Holdings to make distributions to us, which would decrease or eliminate the funds available to us.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

AMERICAN REF-FUEL'S OPERATIONS ARE CONCENTRATED IN ONE REGION.

All of the ARC operating facilities are located in the northeastern United States. The entrance of new competitors into the market or the expansion of existing competitors could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our financial condition.

AMERICAN REF-FUEL DEPENDS ON A SIGNIFICANT SUPPLY OF SOLID WASTE.

If the ARC operating facilities do not obtain a supply of solid waste at prices and quantities that are sufficient to operate the ARC operating facilities at their expected operating levels, it will adversely affect the operations of American Ref-Fuel and its ability to make distributions to Ref-Fuel Holdings, which would adversely affect our financial condition. One or more of the following factors could impact the price and supply of waste:

     o    defaults by waste suppliers under their contracts;

     o    a decline in solid waste supply due to increased recycling;

     o    composting of municipal solid waste;

     o legal prohibitions against disposal of certain types of solid waste in WTE facilities; or

     o    increased   competition  from  landfills,   recycling  facilities  and
          transfer stations.

In addition, state and local governments mandate recycling and waste reduction at the source and the scope of these recycling and waste reduction mandates may be enlarged in the future. The ARC operating companies may not be successful in obtaining sufficient quantities of waste at adequate prices for the successful operation of the ARC operating facilities. Failure to obtain sufficient waste could have a material adverse effect on distributions available to American Ref-Fuel from the ARC operating companies and, ultimately, on our financial condition.

FAILURE TO COMPLY WITH ENVIRONMENTAL PERMITTING AND GOVERNMENTAL REGULATIONS WOULD ADVERSELY AFFECT AMERICAN REF-FUEL'S OPERATIONS.

The ARC operating facilities are subject to extensive federal, state and local laws and regulations related to the environment, health and safety and associated compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Environmental laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. While we believe that we, Ref-Fuel Holdings and ARC are currently in compliance with applicable environmental laws in all material respects, it is possible that such conditions impacting the ARC operating facilities could be discovered in the future or that such conditions could be created by future spills or releases. Compliance with these laws, regulations and obligations could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and/or remedial liabilities. The costs and liabilities of any of these results could adversely affect the operations of one or more of the ARC operating facilities. Environmental laws and regulations may also limit American Ref-Fuel's ability to operate the ARC operating facilities at maximum capacity or at all. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. Stricter environmental regulations could materially affect American Ref-Fuel's cash flow and its ability to make distributions to Ref-Fuel Holdings, which would have an adverse effect on our financial condition.

The costs of addressing future environmental requirements at the ARC operating facilities or at disposal facilities where ARC operating facilities have disposed of waste are difficult to estimate. Although American Ref-Fuel reports that it believes that all of its operations are compliant in all material respects with the requirements of environmental laws and regulations, the ARC operating facilities may not at all times be in compliance with all applicable environmental laws and regulations and steps to bring American Ref-Fuel's facilities into compliance may limit American Ref-Fuel's ability to make distributions to Ref-Fuel Holdings.

Certain environmental permits for the ARC operating facilities are subject to periodic renewal or reissuance. Regulatory authorities may not renew or reissue the permits. In addition, any renewed or reissued environmental permit may contain new, more stringent requirements resulting in the need for additional capital and operating expenditures due to additions to or modifications of the ARC operating facilities in order to bring the ARC operating facilities into compliance with the renewed or reissued permits' terms. Certain environmental permits contain terms that can result in periodic adjustment of operating limits, which can result in reduced revenue. Any of the following events could adversely affect the amount of distributions available to American Ref-Fuel and the ability of American Ref-Fuel to make distributions to Ref-Fuel Holdings:

     o    loss of environmental permits;

     o    reduction in allowed operations;

     o failure or delay in the renewal or reissuance of environmental permits;

     o any increase in operating costs resulting from any renewed or reissued environmental permit; and

     o any expenditures, penalties, restrictions and/or liabilities resulting from any other non-compliance.

CHANGES IN ELECTRICITY REGULATION COULD HAVE AN ADVERSE IMPACT ON AMERICAN REF-FUEL.

The ARC operating companies derive a significant amount of revenue from the sale of electric power. The electric power generation business is subject to substantial regulation and the ARC operating companies are required to comply with numerous laws and regulations in order to sell the power generated from the ARC operating facilities. These laws and regulations could be revised and new laws and regulations could be adopted. The power purchase agreements with respect to each ARC operating facility could be adversely affected if amendments to, or a repeal of, existing regulations with respect to the production of energy were enacted that reduce the benefits currently afforded under the power purchase agreements. A reduction in benefits could adversely affect the amount of distributions available to American Ref-Fuel and its ability to make payment of the principal of and premium, if any, and interest on its debt and to make cash distributions to Ref-Fuel Holdings. American Ref-Fuel's business could be materially and adversely affected by statutory or regulatory changes or administrative or judicial interpretations of existing statutes, regulations or licenses that impose more comprehensive or stricter energy regulation on American Ref-Fuel.

ITEM 4.  CONTROLS AND PROCEDURES

MSW ENERGY HOLDINGS

As of June 30, 2004, the Chief Executive Officer and Chief Financial Officer of MSW Energy Holdings evaluated the effectiveness of its disclosure controls and procedures pursuant to applicable Exchange Act Rules. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer have each concluded that these disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) that is required to be included in MSW Energy Holdings' periodic SEC filings.

There were no significant changes in internal controls or in other factors that could significantly affect these controls for the quarter ended June 30, 2004.

MSW ENERGY FINANCE

As of June 30, 2004, the Chief Executive Officer and Chief Financial Officer of MSW Energy Finance evaluated the effectiveness of its disclosure controls and procedures pursuant to applicable Exchange Act Rules. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer have each concluded that these disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) that is required to be included in MSW Energy Finance's periodic SEC filings.

There were no significant changes in internal controls or in other factors that could significantly affect these controls for the quarter ended June 30, 2004.

 PART II  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

Neither MSW Energy Holdings nor MSW Energy Finance is currently involved in any litigation. The Company is not involved in any legal proceedings other than ordinary routine litigation incidental to the business, the outcome of which, if determined against the Company, would not have a material adverse effect on the financial condition or results of operations of the company.

ITEM 2. CHANGES IN SECURITIES, USE OF PROCEEDS AND ISSUER PURCHASE OF EQUITY SECURITIES.

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

ITEM 5.  OTHER INFORMATION.

Effective July 31, 2004, each of Ari Benacerraf and Michael Ranger resigned from their respective Director positions on the Board of Directors of the following entities: MSW Energy Holdings, MSW Energy Holdings II, UAE Holdings, Ref-Fuel Holdings and ARC. Their Director resignations followed their resignations of employment with CSFB Private Equity, announced earlier in the month. Successor Directors are Thompson Dean and Steven Webster.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K


     (A) EXHIBITS

     3.1  Certificate of Formation of MSW Energy Holdings LLC.*


     3.2 Second Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC, dated as of April 30, 2004, by and among Highstar Renewable Fuels LLC, MSW Acquisition LLC and United American Energy Holdings Corp.

     3.3 Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc.*

     3.4  Bylaws of MSW Energy Finance Co., Inc.*

     3.5 Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.*

     3.6 Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30, 2003, by MSW Energy Holdings LLC.

     4.1 Indenture dated June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Trustee.*

     4.2 Supplemental Indenture dated July 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Wells Fargo Bank Minnesota, National Association as Trustee.*


     4.3  Form of 81/2% Senior Secured Note Due 2010 (included in Exhibit 4.1).*

     4.4 Registration Rights Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co. Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*

     4.5 Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent.*

     4.6  Pledge Supplement dated as of June 30, 2003 by MSW Energy Hudson LLC.*

     4.7 Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent, as amended.*

     4.8 Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*

     10.1 Amended and Restated Capital Contribution Agreement, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*

     10.2 Agreement, dated as of June 30, 2003, by and between MSW Energy Holdings LLC and Duke Capital Corporation.*

     10.3 Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association.*

     10.4 Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.*

     10.5 Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC) and American Ref-Fuel Company LLC.*

     10.6 Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC), American Ref-Fuel Company LLC, and MSW Energy Holdings LLC.*

     10.7 Equity Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global Markets, Inc.*

     12   Statement re Computation of Ratio of Earnings to Fixed Charges

    31(a) 15d-14(a)  Certification  of John T.  Miller for MSW  Energy  Holdings
          LLC.

    31(b) 15d-14(a)   Certification  of  Michael  J.  Gruppuso  for  MSW  Energy
          Holdings LLC.

    31(c) 15d-14(a)  Certification of John T. Miller for MSW Energy Finance Co.,
          Inc.

    31(d) 15d-14(a)  Certification of Michael J. Gruppuso for MSW Energy Finance
          Co., Inc.

    32(a) Section 1350 Certification of John T. Miller and Michael J. Gruppuso for MSW Energy Holdings LLC.

    32(b) Section 1350 Certification of John T. Miller and Michael J. Gruppuso for MSW Energy Finance Co., Inc.

*    Incorporated by Reference to Registration  Statement No. 333-109049.

     (B)  REPORTS ON FORM 8-K

May 10, 2004  Current Report on Form 8-K in which Item 1 on such Form was reported.

May 17, 2004  Current Report on Form 8-K in which Item 12 on such Form was reported.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, MSW Energy Holdings LLC has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 MSW ENERGY HOLDINGS LLC

                                                 By: /s/ John T. Miller
                                                 -------------------------------
                                                         John T. Miller
                                                         Chief Executive Officer

                                                 Date:  AUGUST 12, 2004
                                                 -------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                            TITLE                         DATE
------------------------------   ----------------------------------    ---------------
/s/ John T. Miller               Chief Executive Officer (Principal    August 12, 2004
------------------------------   Executive Officer)
    John T. Miller

/s/ Michael J. Gruppuso
------------------------------   Chief Financial Officer (Principal    August 12, 2004
    Michael J. Gruppuso          Financial and Accounting Officer)

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, MSW Energy Finance Co., Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MSW ENERGY FINANCE CO., INC.

                                By: /S/ John T. Miller
                                ------------------------------------------
                                    John T. Miller
                                    President and Chief Executive Officer

                                Date:  AUGUST 12, 2004
                                ------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:



           SIGNATURE                       TITLE                                    DATE
------------------------------    --------------------------------------       ---------------
/s/      John T. Miller           President and Chief Executive                August 12, 2004
         John T. Miller           Officer (Principal Executive Officer)


/s/    Michael J. Gruppuso        Chief Financial Officer (Principal           August 12, 2004
       Michael J. Gruppuso        Financial and Accounting Officer)

                                  EXHIBIT INDEX
     3.1  Certificate of Formation of MSW Energy Holdings LLC.*


     3.2 Second Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC, dated as of April 30, 2004, by and among Highstar Renewable Fuels LLC, MSW Acquisition LLC and United American Energy Holdings Corp.

     3.3 Amended and Restated Certificate of Incorporation of MSW Energy Finance Co., Inc.*

     3.4  Bylaws of MSW Energy Finance Co., Inc.*

     3.5 Certificate of Amendment to the Certificate of Formation of MSW Energy Hudson LLC.*

     3.6 Second Amended and Restated Limited Liability Company Agreement of MSW Energy Hudson LLC, dated as of June 30, 2003, by MSW Energy Holdings LLC.

     4.1 Indenture dated June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Trustee.*

     4.2 Supplemental Indenture dated July 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Wells Fargo Bank Minnesota, National Association as Trustee.*


     4.3  Form of 81/2% Senior Secured Note Due 2010 (included in Exhibit 4.1).*

     4.4 Registration Rights Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co. Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*

     4.5 Pledge and Security Agreement dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent.*

     4.6  Pledge Supplement dated as of June 30, 2003 by MSW Energy Hudson LLC.*

     4.7 Deposit Agreement, dated as of June 25, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and Wells Fargo Bank Minnesota, National Association as Collateral Agent and Depositary Agent, as amended.*

     4.8 Purchase Agreement, dated as of June 11, 2003, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., MSW Energy Hudson LLC and Credit Suisse First Boston LLC.*

     10.1 Amended and Restated Capital Contribution Agreement, dated as of June 24, 2003, by and between Highstar Renewable Fuels LLC and MSW Acquisition LLC.*

     10.2 Agreement, dated as of June 30, 2003, by and between MSW Energy Holdings LLC and Duke Capital Corporation.*

     10.3 Escrow Agreement, dated as of June 30, 2003, by and among MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association.*

     10.4 Amended and Restated Limited Liability Company Agreement of Ref-Fuel Holdings LLC, dated as of April 30, 2001, by and between Duke Energy Global Asset Development, Inc. and UAE Ref-Fuel LLC, as amended.*

     10.5 Equity Contribution Agreement, dated as of April 30, 2001, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC) and American Ref-Fuel Company LLC.*

     10.6 Substitution, Assumption, Amendment and Release Agreement, dated as of June 30, 2003, by and among Duke Capital Corporation, United American Energy Corp., Ref-Fuel Holdings LLC (formerly known as Duke/UAE Ref-Fuel LLC), American Ref-Fuel Company LLC, and MSW Energy Holdings LLC.*

     10.7 Equity Purchase Agreement, dated as of March 19, 2003, by and between MSW Energy Holdings LLC and Duke Energy Global Markets, Inc.*

     12   Statement re Computation of Ratio of Earnings to Fixed Charges

    31(a) 15d-14(a)  Certification  of John T.  Miller for MSW  Energy  Holdings
          LLC.

    31(b) 15d-14(a)   Certification  of  Michael  J.  Gruppuso  for  MSW  Energy
          Holdings LLC.

    31(c) 15d-14(a)  Certification of John T. Miller for MSW Energy Finance Co.,
          Inc.

    31(d) 15d-14(a)  Certification of Michael J. Gruppuso for MSW Energy Finance
          Co., Inc.

    32(a) Section 1350 Certification of John T. Miller and Michael J. Gruppuso for MSW Energy Holdings LLC.

    32(b) Section 1350 Certification of John T. Miller and Michael J. Gruppuso for MSW Energy Finance Co., Inc.


     *    Incorporated by Reference to Registration Statement No. 333-109049.

                                                                     EXHIBIT 3.2

                                   EXHIBIT 3.2


--------------------------------------------------------------------------------











                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF

                             MSW ENERGY HOLDINGS LLC

                           dated as of April 30, 2004

                                      among

                          HIGHSTAR RENEWABLE FUELS LLC,

                              MSW ACQUISITION LLC,

                                       and

                      UNITED AMERICAN ENERGY HOLDINGS CORP.



--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

Page
ARTICLE I         DEFINITIONS....................................................................................2

         1.1      Defined Terms..................................................................................2

ARTICLE II            ORGANIZATIONAL MATTERS.....................................................................2

         2.1      Formation......................................................................................2

         2.2      Name...........................................................................................2

         2.3      Principal Place of Business....................................................................2

         2.4      Registered Office and Registered Agent.........................................................2

         2.5      Term...........................................................................................2

         2.6      Tax Status.....................................................................................2

ARTICLE III           BUSINESS OF THE COMPANY....................................................................3

         3.1      Business; Powers...............................................................................3

ARTICLE IV            NAMES AND ADDRESSES OF MEMBERS.............................................................3

         4.1      Names and Addresses of Members.................................................................3

ARTICLE V             CONTRIBUTIONS TO THE COMPANY...............................................................3

         5.1      Capital Contributions..........................................................................3

         5.2      Additional Capital Contributions...............................................................3

         5.3      No Withdrawal of Capital.......................................................................4

         5.4      Required Capital Contributions.................................................................4

         5.5      [Intentionally Omitted]........................................................................4

         5.6      Maintenance of Capital Accounts................................................................4

ARTICLE VI            DISTRIBUTIONS..............................................................................5

         6.1      Distributions..................................................................................5

         6.2      Dissolution....................................................................................5

         6.3      Limitation Upon Distributions..................................................................5

         6.4      Amounts Withheld...............................................................................5

         6.5      Tax Distributions..............................................................................6

ARTICLE VII           ALLOCATIONS................................................................................6

         7.1      Profits and Losses.............................................................................6

         7.2      Tax Allocations................................................................................9

         7.3      Section 754 Election..........................................................................10

ARTICLE VIII          MANAGEMENT OF THE COMPANY.................................................................10


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

                               TABLE OF CONTENTS
                                  (continued)

Page


         8.1      Management....................................................................................10

         8.2      Services......................................................................................11

         8.3      Liability for Certain Acts....................................................................11

         8.4      [Intentionally Omitted.]......................................................................11

         8.5      Indemnity of Members, Employees and Other Agents..............................................11

         8.6      Compensation..................................................................................12

         8.7      Special Provisions............................................................................12

         8.8      Independent Director..........................................................................14

ARTICLE IX            RIGHTS AND OBLIGATIONS OF MEMBERS.........................................................14

         9.1      Limitation on Liability and Authority.........................................................15

         9.2      No Liability for Company Obligation...........................................................15

         9.3      Priority and Return of Capital................................................................15

ARTICLE X             ACCOUNTING AND TAX MATTERS................................................................15

         10.1     Fiscal Year...................................................................................15

         10.2     Books and Records; Audit......................................................................15

         10.3     Reports.......................................................................................16

         10.4     Tax Returns...................................................................................16

         10.5     Tax Matters Member............................................................................16

         10.6     Bank Accounts.................................................................................17

ARTICLE XI            RESTRICTIONS ON TRANSFER..................................................................17

         11.1     Restrictions on Transfers.....................................................................17

         11.2     Substitute Member.............................................................................17

         11.3     Withdrawal of Members.........................................................................17

ARTICLE XII           DISSOLUTION AND TERMINATION...............................................................17

         12.1     Dissolution...................................................................................17

         12.2     Effect of Dissolution.........................................................................18

         12.3     Winding Up, Liquidation and Distribution of Assets............................................18

         12.4     Certificate of Cancellation...................................................................18

         12.5     Return of Contribution; Nonrecourse Against Other Member......................................19

ARTICLE XIII          REPRESENTATIONS AND WARRANTIES............................................................19

         13.1     Representations and Warranties:...............................................................19

                                       ii
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                               TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page

ARTICLE XIV           MISCELLANEOUS PROVISIONS..................................................................19

         14.1     Notices:......................................................................................19

         14.2     Entire Agreement..............................................................................20

         14.3     Modifications and Waivers.....................................................................20

         14.4     Separable Provisions..........................................................................20

         14.5     Counterparts..................................................................................20

         14.6     Governing Law.................................................................................20

         14.7     Further Assurances............................................................................20

         14.8     Successors and Assigns........................................................................21

         14.9     Third-Party Beneficiaries.....................................................................21

         14.10    No Partnership Intended for Nontax Purposes; Membership Interests
                  not Securities; No Partnership Intended for Bankruptcy Purposes...............................21

         14.11    [Intentionally Omitted].......................................................................21

         14.12    Non-Recourse..................................................................................21

         14.13    Amended and Restated LLC Agreement Superceded.................................................21

         14.14    WAIVER OF JURY TRIAL..........................................................................21


Exhibit A                  Capital Contributions and Ownership Percentages

Exhibit B                  Members Agreement

Exhibit C                  Joinder Agreement

Appendix A                 Definitions


                                      iii


                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             MSW ENERGY HOLDINGS LLC


         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") OF MSW ENERGY HOLDINGS LLC, a Delaware limited liability company (the "Company"), is made and entered into as of April 30, 2004 (the "Effective Date"), among HIGHSTAR RENEWABLE FUELS LLC, a Delaware limited liability company ("Highstar"), HIGHSTAR RENEWABLE FUELS I LLC, a Delaware limited liability company ("Highstar I"), MSW ACQUISITION LLC, a Delaware limited liability company (formerly known as MSW Acquisition Corp.) ("DLJMB"), and UNITED AMERICAN ENERGY HOLDINGS CORP., a Delaware corporation (the "Managing Member").

                              W I T N E S S E T H:

         WHEREAS, on March 11, 2003, the Company was formed pursuant to a Certificate of Formation filed with the Secretary of State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, and the Members executed and delivered the Limited Liability Company Agreement of the Company;

         WHEREAS, on June 24, 2003 the Members executed and delivered an Amended and Restated Limited Liability Company Agreement (the "Amended and Restated LLC Agreement");

         WHEREAS, on April 29, 2004, pursuant to a Joinder Agreement countersigned by the Company, Highstar transferred to Highstar I a 39.89% Membership Interest resulting in Highstar I becoming a Member of the Company;

         WHEREAS, the Company (i) indirectly through MSW Energy Hudson LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (formerly known as Duke Energy Hudson LLC) ("Hudson"), owns a 49.8% membership interest in Ref-Fuel Holdings LLC, a Delaware limited liability company ("Ref-Fuel Holdings"), and (ii) has agreed, pursuant to the Equity Purchase Agreement dated as of March 19, 2003 (as the same may be amended from time to time, the "Equity Purchase Agreement"), between the Company and Duke Energy Global Markets, Inc., a Nevada corporation ("Duke"), to purchase, directly or indirectly, Duke Energy Erie LLC, a Delaware limited liability company ("Erie"), which in turn owns a 0.2% membership interest in Ref-Fuel Holdings;

         WHEREAS, Ref-Fuel Holdings owns 100% of the outstanding membership interests in American Ref-Fuel Company LLC, a Delaware limited liability company ("ARC Holdings"), which in turn owns, directly or indirectly, (i) all of the general or limited partnership interests in American Ref-Fuel Company of Delaware Valley, L.P., a Delaware limited partnership, American Ref-Fuel Company of Hempstead, a New York general partnership, American Ref-Fuel Company of Essex County, a New Jersey general partnership, American Ref-Fuel Company of Niagara, L.P., a Delaware limited partnership, and American Ref-Fuel Company of Southeastern Connecticut, a Connecticut general partnership, and (ii) 90% of the partnership interests in SEMASS Partnership, a Massachusetts limited partnership (the partnerships referred to in this paragraph are collectively referred to as the "Purchased Project Partnerships");

     WHEREAS, the Purchased Project Partnerships operate six waste-to-energy facilities in the United States; and

         WHEREAS, the Members desire to amend and restated the Amended and Restated LLC Agreement on the terms set forth herein to, among other things, admit the Managing Member as a member of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms.

     (a) For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A.

     (b) The rules of interpretation set forth in Appendix A shall apply to this Agreement and the exhibits hereto.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     2.1 Formation. The Company has been formed as a limited liability company under and pursuant to the provisions of the Act, and the rights, duties, obligations and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

     2.2 Name. The name of the Company is MSW Energy Holdings LLC.

     2.3 Principal Place of Business. The Company may locate its principal place of business at such place or places as the Managing Member may from time to time deem advisable.

     2.4 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its initial registered agent at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its initial registered agent at such address is The Corporation Trust Company. The registered office and registered agent may be changed by the Managing Member from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Delaware pursuant to the Act.

     2.5 Term. The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the filing of a Certificate of Cancellation with the Secretary of State of Delaware as provided in Section 12.4.

     2.6 Tax Status. The Members intend that the Company shall be treated as a partnership for federal and state income tax purposes, rather than an association taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Section 301.7701-3(c) of the Regulations or any similar state statute, regulation, rule or policy to be treated as other than a partnership for federal and state income tax purposes.

                                  ARTICLE III
                             BUSINESS OF THE COMPANY

     3.1 Business; Powers. Subject to all other provisions of this Agreement, including Section 8.7, the purposes of the Company shall be (i) to consummate the Equity Purchase Agreement and own 50% of the outstanding membership interests in Ref-Fuel Holdings (directly or through its Affiliates) (the "Ref-Fuel Holdings Ownership Interest"), (ii) directly or through its Affiliates, to maintain, finance, and/or otherwise operate and deal with its interest in Ref-Fuel Holdings, (iii) directly or through its Affiliates, to acquire, construct, develop, own, maintain, finance and/or otherwise operate other facilities in the United States that utilize municipal solid waste for the production and sale of electricity and ancillary services (together with the facilities currently held by the Purchased Project Partnerships, the "Facilities"), and develop, own and/or operate electric generation facilities at any Facility currently held by any Purchased Project Partnership and in connection therewith, the conduct of any waste collection business, including the ownership of waste transfer stations, together with any businesses ancillary to any of the foregoing, and (iv) directly or through its Affiliates, to sell, exchange, transfer or otherwise dispose of any part of its interest in Ref-Fuel Holdings, the Purchased Project Partnerships and/or the Facilities. The Company's business objective shall be its long-term profitability and growth, as distinct from the related businesses of its Members or their Affiliates. In furtherance of its purposes set forth above, but subject to all other provisions of this Agreement, the Company shall possess and may exercise all the powers and privileges granted by the Act.

                                   ARTICLE IV
                         NAMES AND ADDRESSES OF MEMBERS

     4.1 Names and Addresses of Members. The names and addresses of the Members are set forth on Exhibit A attached hereto and in Section 14.1, as such exhibit and addresses may be amended or changed from time to time. On the date hereof, the Managing Member has been admitted to the Company as the Managing Member hereunder.

     ARTICLE V CONTRIBUTIONS TO THE COMPANY

     5.1 Capital Contributions. The Capital Contributions of the Members as of the Effective Date are as set forth on Exhibit A hereto.

     5.2 Additional Capital Contributions.

     (a) Each Member shall make its proportionate share (determined in accordance with Section 5.2(b)) of such Additional Capital Contributions as the Managing Member shall determine to be necessary (to the extent the Company does not otherwise have funds available therefor) for the Company to pay (A) its annual fees in each jurisdiction in which it is qualified to do business and (B) any corporate maintenance or registered agent fees to any nationally recognized corporate service company or other Person, for each jurisdiction in which the Company is qualified to do business. All Additional Capital Contributions shall be Tendered and made on or before the respective Capital Call Date. All Additional Capital Contributions made by the Members pursuant to this Section 5.2(a) shall be made pro rata based upon their Ownership -------------- Percentages. The Managing Member, in the case of Additional Capital
Contributions pursuant to this Section 5.2(a), shall -------------- give the Members reasonable prior notice of the amount of the Additional Capital Contribution and the Capital Call Date.

     (b) If the Company requires or otherwise desires to raise additional capital for any purpose other that the purposes set forth in Section 5.2(a), then the Company shall comply with Sections 2.02 and 4.05 of the Members Agreement.

     5.3 No Withdrawal of Capital. Except as specifically provided in this Agreement, no Member shall have the right to withdraw all or any part of its Capital Contributions from the Company, nor shall any Member have any right to demand and receive property other than cash as a return of its Capital Contributions. Except as specifically provided in this Agreement, no Member shall have the right to receive interest on its Capital Contributions or its Capital Account.

     5.4 Required Capital Contributions. No Member shall have any obligation to make any Capital Contributions other than as expressly set forth herein. In particular, subject to Section 9.2, no Member shall have any obligation to restore (to the Company or to any creditor of the Company) any deficit balance in its Capital Account at any time, whether on liquidation or otherwise, and such deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

     5.5 [Intentionally Omitted].

     5.6 Maintenance of Capital Accounts.

     (a) A Capital Account shall be established and maintained for each Member in accordance with this Section 5.6.

     (b) The Capital Account for each Member shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations and the following provisions:

     (i) to such Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and items of income or gain specially allocated hereunder and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

     (ii) to such Member's Capital Account there shall be debited the amount of cash and the Book Value of any other property of the Company distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and items of loss, expense and deduction specially allocated hereunder and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

     (iii) in determining the amount of any liability for purposes of this subsection (b), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

     (c) If all or a portion of any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the portion of the Membership Interest so transferred.

     (d) If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) are computed in order to comply with the Code and the Regulations, the Managing Member may make such modification if, in the good faith judgment of the Managing Member, it is not likely to have a material adverse effect on the amounts distributable or the timing of distributions to any Member. The Managing Member also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with
Section 1.704-1(b) of the Regulations.

                                   ARTICLE VI
                                  DISTRIBUTIONS

     6.1 Distributions. Subject to any contractual restrictions binding upon the Company and its Subsidiaries, which restrictions shall not be amended or modified in any manner to be more restrictive upon the Company or its Subsidiaries (and new restrictions shall not be agreed to) without the consent of the Managing Member, Distributable Cash shall be distributed to the Members in the following order of priority, on a monthly basis to the extent practicable, but in no event less frequently than quarterly; provided, however, that all principal, interest and any other amounts outstanding under any Backup Loan (whether or not due) shall be paid out of Distributable Cash prior to the making of any distributions pursuant to this Section 6.1:

     (a)  first,  to the  Members  to the  extent  of  their  respective  Unpaid
Preferred Returns (or in proportion to the amounts so required to be distributed, if the total amount available to be distributed under this Section 6.1(a) is less);

     (b) second, to the Members to the extent of their respective Unpaid Preferred Contributions (or in proportion to the amounts so required to be distributed, if the total amount available to be distributed under this Section 6.1(b) is less); and

     (c) third, to the Members in accordance with their respective Ownership Percentages.

     6.2 Dissolution. Notwithstanding Section 6.1, upon dissolution of the Company as provided in Section 12.1, all distributions occurring after such dissolution shall be made in accordance with Section 12.3.

     6.3 Limitation Upon Distributions. No distributions shall be made to any Member if prohibited by the Act or if such Member shall at the time of such distribution be in material default of its obligations under this Agreement.

     6.4 Amounts Withheld. Notwithstanding anything to the contrary in this Agreement, to the extent that the Company is required pursuant to applicable federal, state, local, or foreign law either to (i) pay tax (including estimated tax) on a Member's allocable share of Profits or items of income or gain, whether or not distributed, or (ii) withhold and pay over to any tax authority any portion of a distribution otherwise distributable to a Member, the Company may pay over such tax or such withheld amount to the relevant tax authority. Any such tax or withheld amount so paid over shall reduce the applicable amount otherwise distributable to such Member under Section 6.1 and/or Section 12.3 and, as necessary, shall offset the next distribution(s) to be made to that Member under Section 6.1 and/or Section 12.3 on a dollar-for-dollar basis and shall be deemed to have been distributed to that Member under Section 6.1 and/or
Section 12.3 when so applied.

     6.5 Tax Distributions. Subject to any contractual restrictions binding upon the Company and its Subsidiaries, which restrictions shall not be amended or modified in any manner to be more restrictive upon the Company or its Subsidiaries (and new restrictions shall not be agreed to) without the consent of the Managing Member, the Company shall make quarterly distributions to each of the Members in an amount designed to assist such Members in satisfying their tax liability (including, estimated income tax liability) arising from allocations of income, gain, loss, deduction and credit of the Company for which such an allocation is required (a "Tax Distribution").

     (a) Amount of Distribution. In determining the amount of any Tax Distribution, it shall be assumed that the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the Members for the Fiscal Year in respect of which the Tax Distribution was made and that the Members were subject to tax at the highest marginal effective rate of federal, state and local income tax applicable to a corporation doing business in New York, New York, taking account of any difference in rates applicable to ordinary income and capital gains and any allowable deductions in respect of such state and local taxes in computing such Members' liability for federal income taxes. No account shall be taken of any items of deduction or credit attributable to a Membership Interest that may be carried back or carried forward from any other taxable year.

     (b) Limitations on Tax Distributions. The amount to be distributed to a Member as a Tax Distribution in respect of any Fiscal Year shall be computed as if any distributions made pursuant to Section 6.1 during such Fiscal Year were a Tax Distribution in respect of such Fiscal Year.

     (c) Effect of Tax Distributions. Any Tax Distributions made pursuant to this Section 6.5 shall be considered an advance against the next distribution payable to the applicable Member pursuant to Section 6.1 and shall reduce such distributions.

                                   ARTICLE VII
                                   ALLOCATIONS

     7.1 Profits and Losses.

     (a) Profits. Subject to Section 7.1(c), any Profits of the Company for any Fiscal Year or any other period shall be allocated among the Members as follows:

     (i) first, in inverse order and to the extent of any net prior allocations of Losses under Sections 7.1(b)(ii)-(iv) (after taking into account previous allocations of Profits under this Section 7.1(a)(i));

     (ii) second, to the Members to the extent of their respective Unallocated Preferred Returns (or in proportion to the amounts so required to be allocated, if the total amount available to be allocated under this Section 7.1(a)(ii) is less); and

     (iii) third, to the Members in accordance with their respective Ownership Percentages.

     (b) Losses. Subject to Section 7.1(c), any Losses of the Company for any Fiscal Year or other period shall be allocated among the Members as follows:

     (i) first, in inverse order and to the extent of any net prior allocations of Profits under Section 7.1(a)(ii)-(iii) (after taking into account previous allocations of Losses under this Section 7.1(b)(i)); provided, however, that any allocations of Profits reversed by allocations of Losses under this Section 7.1(b)(i) shall be treated as never having been made for all purposes of this
Article VII;

     (ii) second, to the Members in proportion to the positive balances in their respective Common Capital Accounts until no Member's Common Capital Account balance is greater than zero;

     (iii) third, to the Members in proportion to the positive balances in their respective Capital Accounts until no Member's Capital Account balance is greater than zero; and

     (iv) fourth, to the Members in accordance with their respective Ownership Percentages.

     (c) Special Rules. Notwithstanding the general allocation rules set forth in Sections 7.1(a) and 7.1(b), the following special allocation rules shall apply under the circumstances described:

     (i) Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have a negative Adjusted Capital Account at the end of such Fiscal Year if any other Member has a positive Adjusted Capital Account balance. All Losses in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated
(1) first, to those Members who will not be subject to this limitation, in the ratio that their Ownership Percentages bear to each other, and (2) second, any remaining amount to the Members in the manner required by the Code and the Regulations.

     (ii) Qualified Income Offset. If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such adjustment, allocation or distribution causes that Member's Adjusted Capital Account to become negative (or increases the negative balance in that Member's Adjusted Capital Account), then such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate the deficit balance in such Member's Adjusted Capital Account as quickly as possible. The preceding sentence is intended to constitute a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

     (iii) Nonrecourse Deductions and Chargebacks. Notwithstanding any other provision of this Agreement to the contrary, nonrecourse deductions (as defined in Section 1.704-2(b)(1) of the Regulations) shall be allocated to the Members pro rata in accordance with their respective Ownership Percentages. Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during a Fiscal Year or part thereof, the Members shall be allocated items of income and gain in accordance with
Section 1.704-2(f) of the Regulations. The preceding sentence is intended to comply with the minimum gain chargeback requirements of Section 1.704-2(f) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

     (iv) Member Nonrecourse Deductions and Chargebacks. Notwithstanding any other provision of this Agreement to the contrary, any partner nonrecourse deductions (as defined in Section 1.704-2(i)(1) of the Regulations) shall be allocated to the Member who (in his, her or its capacity, directly or indirectly, as lender, guarantor, or otherwise) bears the economic risk of loss with respect to the loan to which such partner nonrecourse deductions are attributable in accordance with Section 1.704-2(i) of the Regulations. Notwithstanding any other provision of this Agreement, if during a Fiscal Year or part thereof there is a net decrease in partner nonrecourse debt minimum gain (as that term is defined in Section 1.704-2(i)(2) of the Regulations), that decrease shall be charged back among the Members in accordance with Section 1.704-2(i)(4) of the Regulations. The preceding sentence is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

     (v) Curative Allocations. The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(iv) (the "Regulatory Allocations") are intended to comply with certain requirements of Section 704(b) of the Code and the Regulations thereunder. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.1(c)(v). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, subject to Sections 7.1(c)(i) through 7.1(c)(iv), the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

     (vi) Change in Regulations. If the Regulations that require the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

     (vii) Change in Members' Interests. In the event of a transfer of a Membership Interest or a change in a Member's Ownership Percentage during any Fiscal Year, allocations among the Members shall be made in accordance with their Ownership Percentages from time to time during such Fiscal Year in accordance with Section 706 of the Code, using the methodology determined by the Managing Member; provided, however, that in the event of a transfer by Highstar or Highstar I or a change in Highstar's or Highstar I's Ownership Percentage during any Fiscal Year, the methodology used will be mutually agreeable to the Managing Member and Highstar.

     (viii) Terminating Allocations. Notwithstanding the provisions of Sections 7.1(a) and 7.1(b), any Profits or Losses from the disposition (by sale, exchange, distribution, or other disposition) of all or substantially all of the assets of the Company in one or a series of related transactions (and, if necessary, any other items of gross Company income, gain, loss, or deduction incurred in the year of such transaction(s)) shall be allocated to the Members so that, immediately before the making of any liquidating distributions to the Members under Section 12.3, each Member's Capital Account equals, as nearly as possible, the respective amount to which that Member is entitled under Section 12.3(c)(iii).

     (d) Optional Capital Account Restoration Obligation. Notwithstanding any other provision of this Agreement, if an item of loss, deduction, income or gain would be allocated from or to a Member in a manner other than in accordance with the Member's Ownership Percentage as a result of such Member having a negative Adjusted Capital Account balance, such Member shall be entitled, at its sole option, to elect to agree to unconditionally restore a deficit balance (or portion thereof) in its Capital Account by providing written notice of such election to the Company and the other Members such that such Member shall not incur a negative Adjusted Capital Account; provided, however, that such Member may eliminate such deficit restoration obligation (in whole or in part) if, after such elimination, such Member does not then have a negative Adjusted Capital Account by providing written notice thereof to the Company and the other Member. This Section 7.1(d) is intended to meet the requirements of Section 1.704-1(b)(2) of the Regulations such that a Member shall not be denied an allocation of loss or deduction or be allocated income or gain as the result of having a negative Adjusted Capital Account.

     (e) Excess Nonrecourse Liabilities. For purposes of calculating Members' shares of "excess nonrecourse liabilities" of the Company (within the meaning of Section 1.752-3 of the Regulations), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Ownership Percentages.

     7.2 Tax Allocations.

     (a) In General. Except as set forth in Section 7.2(b), allocations for tax purposes of items of income, gain, loss, deduction, and credits, shall be made in the same manner as the applicable allocation of Profit or Loss set forth in
Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, Distributable Cash or other distributions pursuant to any provision of this Agreement.

     (b) Special Rules.

     (i) Section 704(c) and Capital Account Revaluation Allocations. The Members agree that to the full extent possible with respect to the allocation of depreciation and gain for federal (and state and local) income tax purposes only, Section 704(c) of the Code and Section 1.704-3(b) of the Regulations shall apply with respect to noncash property contributed to the Company by any Member. For purposes hereof, any allocation of income, loss, gain or any item thereof to a Member pursuant to Section 704(c) of the Code shall affect only its tax basis in its Membership Interest and shall not affect its Capital Account in the Company. In addition to the foregoing, if Company assets are reflected in the Capital Accounts of the Members at a Book Value that differs from the adjusted tax basis of the assets (e.g., because of a revaluation of the Members' Capital Accounts under Section 1.704-1(b)(2)(iv)(f) of the Regulations), allocations of depreciation, amortization, income, gain or loss with respect to such property shall be made among the Members in a manner consistent with the principles of
Section 704(c) of the Code and this Section 7.2(b)(i).

     (ii) Tax Credits. Any tax credits shall be allocated among the Members in accordance with Section 1.704-1(b)(4)(ii) of the Regulations, unless the applicable Code provision shall otherwise require.

     (c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and shall be bound by this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

     7.3 Section 754 Election. To the extent and at the times provided by law, at the request of a Member which is transferring a Membership Interest, the Managing Member, on behalf of the Company, shall elect in a timely manner pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws, to adjust the tax bases of the assets of the Company pursuant to Sections 734 and 743 of the Code.

                                  ARTICLE VIII
                            MANAGEMENT OF THE COMPANY

     8.1 Management.

     (a) Managing Member. Subject to Section 2.07 of the Stockholders Agreement and Section 8.7, and except as otherwise provided herein, the overall management and control of the Company shall be exercised by the Managing Member, who shall have the right, power, and authority, acting solely by itself and without the necessity of approval by any other person, to carry out any and all of the purposes of the Company specified in Section 3.1 and to perform or refrain from performing any and all acts that the Managing Member may deem necessary, appropriate, desirable, or incidental thereto. So long as any Senior Secured Note remains outstanding, the Company shall also have an Independent Director. The Managing Member shall not be required to obtain the consent of or notify the Independent Director with respect to any matter, except with respect to the matters requiring the vote or consent of the Independent Director pursuant to this Agreement. The Company shall not, and shall not have the power or authority and shall not be authorized to, take any action expressly specified herein as requiring the affirmative vote or written consent of the Independent Director absent the currently effective appointment of and affirmative vote or written consent of such Independent Director. No Member (other than the Managing Member) shall participate in the management, control, or direction of the operations, business, or affairs of the Company, be involved in or transact any business for the Company, or have the power to act for or on behalf of or to bind the Company, such powers being vested solely and exclusively in the Managing Member (subject to the Managing Member's right to delegate such powers pursuant to Section 8.1(b)). Solely for purposes of (i) taking any action that requires the approval of the Board of Directors of the Company pursuant to the terms of, and as defined in, the indenture for the Company's 8-1/2% Senior Secured Notes due 2010, or pursuant to any other the Note Document and (ii) the definition of Continuing Directors (as defined in such indenture), the Board of Directors of the Managing Member shall be and hereby is deemed to constitute the Board of Directors of the Company. For purposes of Section 8.7, the Board of Directors of the Company shall be composed of the members of the Board of Directors of the Managing Member and the Independent Director.

     (b) Officers. The Managing Member may (i) elect one or more officers of the Company with such titles as the Managing Member may deem necessary, appropriate, or desirable, and (ii) delegate any or all of its rights, powers, and authority to one or more of such officers as the Managing Member may from time to time determine.

     8.2 Services. Subject to Section 8.7, with the prior written consent of the Managing Member, any other Member or its Affiliates may provide services to the Company at market prices and on market terms, in accordance with the general procedures for approval of contractual obligations of the Company. Entity Services Group, LLC (or any successor thereto) shall be entitled to customary compensation for furnishing an employee to act as the Independent Director.

     8.3 Liability for Certain Acts. Each Member shall act in good faith with respect to the Company and with such care as an ordinary prudent person in a like position would use under similar circumstances. No Member has guaranteed nor shall it have any obligation with respect to the return of a Member's Capital Contributions, and no Member has guaranteed profits from the operation of the Company. No Member shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, except for (i) any loss or damage resulting from intentional misconduct, gross negligence or a knowing violation of law by such Member or its officers, directors, agents or Affiliates or (ii) a transaction for which such Member, or its officers, directors, agents or Affiliates received a personal benefit in violation or breach of the provisions of this LLC Agreement or any other breach or non-compliance by a Member or any of its Affiliates of its obligations hereunder or any provision hereof. In no event shall any Member be liable to the Company or to any other Member for any indirect or consequential damages sustained by the Company or any other Member.

     8.4 [Intentionally Omitted.]

     8.5 Indemnity of Members, Employees and Other Agents.

     (a) To the fullest extent permitted under the Act, the Company shall indemnify the Company's officers and employees, the Managing Member, the other Members and their respective officers, employees, agents and representatives (and the respective officers, directors, employees, agents, members, managers, stockholders and Affiliates of each of the foregoing) (each of the foregoing, an "Indemnitee") in connection with the management of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Managing Member; provided, however, that no such indemnification shall be available in respect of any loss or damage to the extent that such loss or damage is determined to have been primarily caused by the gross negligence, willful misconduct or bad faith of the Person claiming indemnification or for which a Member is liable to the Company or another Member under Section 5.02 of the Members Agreement or Section 8.3.


     (b) To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding, such Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all Claims, issues or matters in such Proceeding, the Company shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved Claim, issue or matter. For purposes of this Section 8.5(b) and without limitation, the termination of any Claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.

     (c) The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

     8.6 Compensation. No Member shall be entitled to compensation for actions taken on behalf of the Company; provided, however, that the Managing Member or, if so delegated, the Members shall, subject to Section 8.7, be reimbursed for all reasonable and necessary expenses incurred on behalf of the Company.

     8.7 Special Provisions. Notwithstanding any other provision of this LLC Agreement, as long any Senior Secured Note remains outstanding, the following shall apply:

     (a) The purpose for which the Company is organized is limited solely to (i) owning, holding and managing the Duke/UAE Ownership Interest and the capital stock of Finance Co., (ii) entering into and performing, and complying with, its obligations under, in connection with, contemplated by or necessitated by the Note Documents, this LLC Agreement, the Equity Purchase Agreement, the Equity Contribution Agreement, the Essex Side Agreement, and certain other agreements related to the Company Letter of Credit, (iii) selling, exchanging, transferring, and refinancing the Duke/UAE Ownership Interest to the extent contemplated or permitted by the Note Documents, (iv) engaging in any other transaction or business contemplated or permitted by the Note Documents, and (v) transacting any and all lawful business for which a limited liability company may be organized under the laws of the State of Delaware that is incident, necessary and appropriate to accomplish the foregoing.

     (b) The Company has not incurred and will not incur any indebtedness  other
than  (i)  pursuant  to  the  Note  Documents,   and  (ii)  other   indebtedness
contemplated or permitted by the Note Documents.

     (c) The Company shall not voluntarily dissolve or liquidate or engage in any consolidation, merger, conveyance, transfer or sale of assets outside of the ordinary course of its business, except as contemplated or permitted by the Note Documents.

     (d) The Company shall:

     (i) maintain its books and records separate from any other Person;

     (ii) maintain its bank accounts separate from any other Person, except as contemplated or permitted by the Note Documents;

     (iii) not commingle its assets with those of any other Person and shall hold all of its assets in its own name;

     (iv) conduct its business in its own name;

     (v)  maintain  separate  financial  statements,   showing  its  assets  and
liabilities separate and apart from those of any other Person and shall not have its assets listed on the financial statement of any other Person;

     (vi) file its tax returns separate from those of any other Person, unless otherwise required by law;

     (vii) pay its own liabilities and expenses only out of its own funds;

     (viii) observe all limited liability company and other organizational formalities;

     (ix) employ or deal with any Member or any Affiliate, to the extent it chooses to employ or deal with such Person at all, only on a fair and arms' length basis and shall not enter into any transaction with its Members or any Affiliate of any of its Members other than on an arms' length basis, reflecting terms and conditions no less favorable to the Company than those negotiated between unrelated parties, except as (A) contemplated or permitted by the Note
Documents or (B) approved by each of the representatives to the Board of Directors appointed by the disinterested Member(s);

     (x) not enter into or be a party to any transaction with any Member or Affiliate thereof, or, where relevant, such Member's or Affiliate's members, officers, directors, shareholders, or Affiliates, as the case may be, except on terms and conditions which are intrinsically fair and are no less favorable to it than would generally be obtained in a comparable arms' length transaction with an unrelated third party, except as (A) contemplated or permitted by the Note Documents or (B) approved by each of the representatives to the Board of Directors appointed by the disinterested Member(s);

     (xi) pay the salaries of its own employees only from its own funds;

     (xii)   maintain  a  sufficient   number  of  employees  in  light  of  its
contemplated business operations;

     (xiii) not assume, guarantee or become obligated for the debts of any other Person, except as contemplated or permitted by the Note Documents;

     (xiv) not hold out its credit as being available to satisfy the obligations of any other Person, except as contemplated or permitted by the Note Documents;

     (xv) not acquire the obligations or securities of its Affiliates or Members, other than (1) Hudson, Erie and Finance Co. or (2) as contemplated or permitted by the Note Documents;

     (xvi) not make any gifts, loans, or fraudulent conveyances to any other Person or buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities), except as contemplated or permitted by the Note Documents;

     (xvii) allocate fairly any overhead expenses for office space or business facilities or equipment that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate, except as contemplated or permitted by the Note Documents;

     (xviii) use separate stationery, invoices, and checks bearing its own name;

     (xix) not pledge its assets for the benefit of any other Person, other than as contemplated or permitted by the Note Documents;

     (xx) hold itself out as a separate entity;

     (xxi) correct any known misunderstanding regarding its separate identity;

     (xxii) act solely in its own name, through its own officials, agents or representatives where relevant;

     (xxiii) not hold itself out to the public, to any creditors, or to any governmental agency as a "division" or "part" of any entity or entities, or more generally as part of a single integrated enterprise with any other entity; and

     (xxiv) subject to Section 5.2, use its commercially reasonable efforts to maintain adequate capital in light of its contemplated business operations.

     (e) Notwithstanding any other provision of this LLC Agreement to the contrary, and any provision of law that so empowers the Company or the Members, the Company shall not, without the unanimous vote or consent of all of the members to the Board of Directors, which vote must include the Independent Director, institute any Bankruptcy Action.

     (f) There shall be an Independent Director serving on the Board of Directors. Initially, such Independent Director shall be Andrew T. Panccione. Should such initial Independent Director or a successor thereto resign, the Members shall appoint a new Independent Director.

     (g) In the event that there is a dissolution or other event terminating the interest of one or more of the Members, the Company shall not dissolve so long as one Member remains.

     (h) Notwithstanding that the Company is not then insolvent, the Independent Director shall take into account the interests of the Company's creditors.

     (i) The Members shall amend the provisions specified in this Section 8.7 and Section 12.1 only if the Company provides prior written notice to each of the rating agencies then providing a rating on the Senior Secured Notes.

     8.8 Independent Director. Notwithstanding anything to the contrary in this Agreement, the Independent Director shall have no right to approve or manage any aspect of the Company's business or operations except as expressly set forth in
Section 8.7(e).

                                   ARTICLE IX
                       RIGHTS AND OBLIGATIONS OF MEMBERS

     9.1 Limitation on Liability and Authority. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or hold itself out as an agent of the Company, unless such Member is acting expressly within the scope of its authority under this Agreement or an express duly authorized delegation of authority by the Managing Member.

     9.2 No Liability for Company Obligation. No Member will have any liability for any debts or losses of the Company except as provided by law relating to liability for wrongful distributions or pursuant to Section 7.1(d) relating to a Member's Capital Account restoration option.

     9.3 Priority and Return of Capital. Except as is expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses, or distributions. This Section
9.3 shall not apply to any Backup Loans.

                                   ARTICLE X
                           ACCOUNTING AND TAX MATTERS

     10.1 Fiscal Year. The Company's annual accounting period (the "Fiscal Year") shall be the calendar year, unless otherwise approved by the Managing Member or otherwise required by the Code.

     10.2 Books and Records; Audit.

     (a) The Company shall maintain or cause to be maintained separate records and accounts. Such records and accounts shall show a true and accurate record of all operations, costs and expenditures, charges made, credits made and received, and income derived in connection with the operation of the Company in accordance with GAAP consistently applied. Subject to Section 8.7, the Company may cause accountants who are employees of one or more Members to keep the Company's books and records, or the Company may hire third-party accountants to keep the Company's books and records. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly.

     (b) Without limiting the generality of the foregoing, the Company shall keep or cause to be kept the following records at the principal place of business of the Company:

     (i) a current list of the full name and last known address of each Member;

     (ii) a copy of the Certificate of Formation of the Company and all amendments thereto;

     (iii) copies of the Company's federal, state, and local income tax returns and reports, if any, for the six most recent years;

     (iv) copies of written consents of the Managing Member;

     (v) a copy of this Agreement, together with any amendments thereto; and

     (vi) copies of all financial statements of the Company for the three most recent years.

     (c) Each Member shall, at its sole expense, have the right, upon reasonable advance notice to the Managing Member, to examine, copy and audit the Company's books and records during normal business hours.

     10.3 Reports. Within 120 days after the end of each Fiscal Year and 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, the Company shall furnish each Member with a copy of the balance sheet of the Company as of the last day of the applicable period, and a statement of income or loss for the Company for such period, which shall be prepared from the books and records of the Company in accordance with GAAP consistently applied. The Company's year-end annual statements shall be audited by a firm of independent certified public accountants of national standing, unless the Managing Member shall determine that such audit is not required. Such annual financial statements shall also include a statement showing any item of income, deduction, credit, or loss allocable for federal income tax purposes pursuant to the terms of this Agreement. The Members understand that the Company will frequently depend on Ref-Fuel Holdings, its direct and indirect subsidiaries and other Persons that are not under the Company's control to provide timely and accurate information in connection with the preparation of financial, tax, and other reports or information concerning the Company's investments, and that (as a result of matters outside of its control) the Company may be unable to deliver reports and other information within the respective periods required by this
Section 10.3 or 10.4. In such circumstances, the Company shall use its commercially reasonable efforts to provide the required reports or information as soon as reasonably practicable after the specified period, but shall not be deemed to breach this Section 10.3 or 10.4 as a result of such delivery delays.

     10.4 Tax Returns. The Company shall prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, together with any schedules or other information that each Member may require in connection with preparation of such Member's own tax affairs, shall be furnished to the Members within 150 days after the end of each Fiscal Year.

     10.5 Tax Matters Member.

     (a) If the Company is not treated as a "partnership"  within the meaning of
Section 6231(a)(1)(A) of the Code by reason of Section 6231(a)(1)(B)(i) of the Code, the Members shall cause the Company to make and keep in effect an election under Section 6231(a)(1)(B)(ii) of the Code, which election shall be effective beginning with the first taxable year of the Company, to have the provisions of Sections 6221 through 6234 of the Code apply to the Company and its Members. The Managing Member shall serve as the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code (such Member, acting in such capacity, the "Tax Matters Member"). The Tax Matters Member shall not take any action that may be taken by a "tax matters partner" under Sections 6221 through 6234 of the Code unless (i) it has first given the other Members written notice of the contemplated action at least ten Business Days prior to the applicable due date of such action and (ii) it has received the written consent of the Members to such contemplated action. The Tax Matters Member shall not bind any Member to a settlement agreement without first obtaining the written consent of such Member. The Tax Matters Member shall file or cause to be filed the Company's income tax returns on a timely basis.

                  The Tax Matters Member shall, within ten days after the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member. The Tax Matters Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall promptly (and in any event within ten days) forward to each other Member copies of all significant written communications it may receive in such capacity.

     (b) The Tax Matters Member shall be indemnified by the Company with respect to any action taken by it in its capacity as Tax Matters Member by applying, mutatis mutandis, the provisions of Section 8.5. The Tax Matters Member shall not charge the Company a fee for its services except as permitted under Section 8.2, but the Company shall reimburse the Tax Matters Member for its reasonable, documented out-of-pocket expenses related to its duties as Tax Matters Member.

     10.6 Bank Accounts. The funds of the Company shall not be commingled with the funds of any Member or any other Person, and the Company shall not employ or permit any other Person to employ such funds in any manner except for the benefit of the Company. Except as otherwise provided in the Note Documents, the bank accounts of the Company shall be maintained in the name of the Company in such banking institutions as are approved by the Managing Member, and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Managing Member may determine.

                                   ARTICLE XI
                            RESTRICTIONS ON TRANSFER

     11.1 Restrictions on Transfers. Restrictions on the transfer of interests in the Company are set forth in the Members Agreement.

     11.2 Substitute Member. Any transferee or other acquirer of a Membership Interest in accordance with the Members Agreement shall automatically become a substitute Member in respect of the Membership Interest transferred upon the execution and delivery of a Joinder Agreement in the form attached hereto as Exhibit C and shall have all powers of such transferring Member in respect of the Membership Interest transferred as are conferred herein, including, without limitation, the power to vote its Membership Interest on any matter on which the vote of the Members is required or permitted. The Company shall not register any Transfer of a Membership Interest or issue any new Membership Interest unless the proposed Transfer or issuance is in compliance with the Members Agreement.

     11.3 Withdrawal of Members. No Member shall have any right to withdraw or resign from the Company, unless such Member transfers its entire Membership Interest to one or more transferees, all of whom have been admitted as substituted Members in accordance with Section 11.2 in which case such Member shall be deemed to have automatically withdrawn from the Company and resigned as a Member.

                                  ARTICLE XII
                           DISSOLUTION AND TERMINATION

     12.1 Dissolution. Subject to Section 8.7, the Company shall be dissolved upon the occurrence of any of the following events:

                  (i) the sale of all or substantially all of the property of the Company;

                  (ii) the written agreement of all Members for the Company to terminate and be dissolved; or

                   (iii) upon the Bankruptcy of a Member, unless the Members owning a majority of the aggregate Ownership Percentages of all Members (excluding the Ownership Percentage of the Member that is the subject of the Bankruptcy) elect to continue the business of the Company within 90 days after such event.

     12.2 Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted or required by the Act. Upon dissolution, the Liquidating Trustee shall file a statement of commencement of winding up pursuant to the Act and publish the notice permitted by the Act.

     12.3 Winding Up, Liquidation and Distribution of Assets.

     (a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to this Article XII. The Managing Member shall appoint a Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein. For so long as any Senior Secured Note is outstanding, the Company shall not liquidate without first obtaining the approval of the Indenture Trustee. The Indenture Trustee may continue to exercise all of its rights under the Note Documents until all of the Senior Secured Notes have been paid in full or otherwise completely discharged.

     (b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the Fair Market Value of such assets (based upon a single appraisal, in the case of a disagreement, at the expense of the Company). Each Member's Capital Account shall be charged or credited, as the case may be, for the net gain or net loss on the sale of the assets or in the case of an in-kind distribution, any net gain or net loss deemed recognized on such deemed sale, as if such asset had been sold for cash at such Fair Market Value and the net gain or net loss recognized thereby shall be allocated to and among the Members in accordance with Article VII.

     (c) All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:

     (i) first, to the creditors of the Company (including any Member who has made a Backup Loan that remains outstanding);

     (ii) second,  to setting up the reserves that the  Liquidating  Trustee may
deem   reasonably   necessary  for  contingent  or  unforeseen   liabilities  or
obligations of the Company; and

     (iii) third, to the Members in accordance with Section 6.1.

     12.4 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.

     12.5 Return of Contribution; Nonrecourse Against Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member except as expressly provided herein.

                                  ARTICLE XIII
                         REPRESENTATIONS AND WARRANTIES

     13.1 Representations and Warranties. Each Member hereby represents and warrants to the other Members that:

     (a) Such Member is duly organized and validly existing under the laws of the state of its organization and has the requisite power and authority to enter into and carry out the terms of this Agreement;

     (b) All actions required to be taken by such Member to execute and deliver this Agreement and to perform its obligations hereunder as of the date hereof have been duly taken, and no further approval of any board, court, or other body is necessary in order to permit such Member to consummate this Agreement and the transactions contemplated hereby and thereby, and this Agreement has been duly authorized, executed and delivered by such Member, and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

     (c) To the. best of such Member's knowledge, there is no action, Proceeding or investigation, pending or threatened (nor any basis therefore) that questions, directly or indirectly, the validity or enforceability of this Agreement as to such Member or that would materially and adversely affect any Project Partnership; and

     (d) Such Member is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.1 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, by facsimile transmission, by Federal Express or other reputable overnight courier, or mailed by certified or registered mail, return receipt requested, postage pre-paid, and addressed as follows:

                  if to Highstar or Highstar I:

                  Highstar Renewable Fuels LLC
                  Highstar Renewable Fuels I LLC
                  c/o AIG Global Asset Management Holdings Corp.
                  599 Lexington Avenue, 25th Floor
                  New York, New York  10022
                  Attention:  Michael J. Miller or Marc C. Baliotti
                  Telephone:        (646) 735-0560
                  Facsimile:        (646) 735-0795
                  if to DLJMB:

                  MSW Acquisition LLC
                  c/o DLJ Merchant Banking III, Inc.
                  Eleven Madison Avenue
                  New York, New York  10010-3629
                  Attention:        Ari Benacerraf
                  Telephone:        (212) 538-2255
                  Facsimile:        (646) 935-7190

         or to such other address as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this
         Section 14.1.

     14.2 Entire Agreement. This Agreement and the Members Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings of the parties relating to the subject matter hereof and thereof.

     14.3 Modifications and Waivers. No amendment or other modification of any provision of this Agreement shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     14.4 Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

     14.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this Section 14.6 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     14.7 Further Assurances. Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions and the transactions contemplated by this Agreement, including but not limited to the execution of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization, and cooperating in obtaining any third party consents and approvals necessary in order to accomplish and give full force and effect to the transactions contemplated hereby.

     14.8 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

     14.9 Third-Party Beneficiaries. The provisions of this Agreement shall only be for the benefit of, and enforceable by, the Company and its Members and shall not inure to the benefit of or be enforceable by any third party.

     14.10 No Partnership Intended for Nontax Purposes; Membership Interests not Securities; No Partnership Intended for Bankruptcy Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners to one another, or partners as to any third party, for any purpose other than federal, state, local or foreign tax purposes. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. No Membership Interest shall constitute a security within the meaning of Article 8 or Article 9 of the Uniform Commercial Code as in effect in any state, including the States of Delaware and New Jersey. For purposes of Section 303(b)(3)(A) of the federal Bankruptcy Code, 11 U.S.C. sec. 101 et seq., the Company shall not be treated as a "partnership", nor shall any of the Members be treated as a "general partner" in a "partnership".

     14.11 [Intentionally Omitted].

     14.12 Non-Recourse. Notwithstanding any other provision of this Agreement to the contrary, no Member nor any Person acting on its behalf may assert any claim or cause of action against any controlling Person, officer, director, stockholder, manager, member, partner, agent, employee, or other representative of any other Member in connection with, arising out of, or relating to this Agreement. All duties and liabilities (fiduciary and otherwise) of the Members and their respective Affiliates are restricted to those expressly stated in this Agreement.

     14.13 Amended and Restated LLC Agreement Superceded. This Agreement shall, as of the Effective Date, amend and restate the Amended and Restated LLC
Agreement in its entirety and the rights and obligations of the parties evidenced by the Amended and Restated LLC Agreement shall be evidenced by this Agreement.

     14.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING
COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative as of the Effective Date.




                                            HIGHSTAR RENEWABLE FUELS LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            HIGHSTAR RENEWABLE FUELS I LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            MSW ACQUISITION LLC



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                           UNITED AMERICAN ENERGY HOLDINGS CORP.



                                            By:_________________________________
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                       EXHIBIT A


                 CAPITAL CONTRIBUTIONS AND OWNERSHIP PERCENTAGE
                 ----------------------------------------------



                     Member                              Capital Contribution              Ownership Percentage
                     -----                               --------------------              --------------------
Highstar Renewable Fuels  LLC                                           $150,000.20
0.10%

Highstar Renewable Fuels I LLC                                       $59,835,079.78
39.89%

MSW Acquisition LLC                                                  $90,000,120.00
60.00%

United American Energy Holdings Corp.                                    $15,000.02
0.01%

                                                                       EXHIBIT B


                                MEMBERS AGREEMENT

See Attached.

                                                                       EXHIBIT C


                                JOINDER AGREEMENT

         This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Second Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of MSW Energy Holdings LLC (the "Company") dated as of April 30, 2004, among the Company, Highstar Renewable Fuels LLC, Highstar Renewable Fuels I LLC, MSW Acquisition LLC and United American Energy Holdings Corp., as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the LLC Agreement.

         The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and "Member" under the LLC Agreement as of the date hereof and shall have all of the rights and obligations of the Member from whom it has acquired Membership Interest (to the extent permitted by the LLC Agreement) as if it had executed the LLC Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the LLC Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.


Date: _____________ ___, ______

                             [NAME OF JOINING PARTY]


                                 By:
                                    -----------------------------------------
                                      Name:
                                     Title:
                              Address for Notices:




AGREED ON THIS [___] day of [_________], 200[_]:

   MSW ENERGY HOLDINGS LLC


   By:
      ------------------------------
   Name:
   Title:

                                                                      APPENDIX A

                                   DEFINITIONS

         The terms defined in this Appendix A relate, to the extent used therein, to this Agreement (as defined below). Unless otherwise indicated, such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto, and each waiver, approval and consent in respect thereof, as may become effective from time to time, except where otherwise indicated, and shall include all Appendices, Exhibits, Schedules and other attachments thereto and instruments, agreements or other documents incorporated therein. Any term defined in this Appendix A below by reference to any document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document. If any such document is subsequently amended, modified or terminated, the affected parties to any agreement to which this Appendix A is attached shall in good faith select another comparable definition for any term theretofore defined below by reference to such document.

         Unless the context otherwise requires: a reference to any law or governmental regulation includes any amendment, modification or successor thereto; a reference to any Person includes its successors and assigns; accounting terms not otherwise defined have the meanings assigned to them by United States GAAP applied on a consistent basis by the accounting entity to which they refer; unless otherwise indicated, all references to Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits shall mean and refer to the respective Sections, Articles, other subdivisions, Appendices, Schedules and Exhibits in or attached to the agreement or document in which such reference appears; the words "include," "includes" and "including" are not limiting and shall be deemed to be followed by the words "without limitation" whether or not in fact followed by such words or words of like import; and the terms "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

         If, and to the extent that, this Agreement shall be amended, modified or supplemented from time to time, this Appendix A shall be, or be deemed to have been, amended, modified or supplemented concurrently with the execution and delivery of each such amendment, modification or supplement of this Agreement in order to conform the definitions herein and therein to the new or amended, modified or supplemented definitions set forth in or required by each such amendment to this Agreement.

         "Act" means the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Sections 18-101 et seq., as the same may be amended from time to time.

         "Additional Capital Contribution" means such Capital Contribution as may be made by a Member from time to time in accordance with Section 5.2(a) (other than the Capital Contributions of the Members referred to in Section 5.1).

         "Adjusted Capital Account" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or part thereof, after giving effect to the following adjustments:

     (1) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (A) the penultimate sentence of Section 1.704-2(g)(1) of the Regulations, or (B) the penultimate sentence of Section 1.704-2(i)(5) of the Regulations; and

     (ii) such Capital Account shall be deemed to be decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "Affiliate" means with respect to. any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where "control" means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership or control of more than 50% of the voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

         "Agreement" or "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of MSW Energy Holdings LLC dated as of April 30, 2004, as the same may be amended or modified.

         "Amended and Restated LLC Agreement" has the meaning specified in the recitals of this Agreement.

         "ARC Holdings" has the meaning specified in the recitals to this Agreement.

         "Backup Loan" has the meaning specified in the Members Agreement.

         "Bankruptcy" means the events specified in Sections 18-304(a) and (b) of the Act and, in the case of the events specified in Section 18-304(b), upon the passage of the periods specified therein.

         "Bankruptcy Action" means:

     (i) commencing any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

     (ii) instituting proceedings to have the Company adjudicated as bankrupt or insolvent;

     (iii) consenting to the institution of bankruptcy or insolvency proceedings against the Company;

     (iv) filing a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Company of its debts under any federal or state law relating to bankruptcy;

     (v) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties; or

     (vi) making any assignment for the benefit of the Company's creditors, except security interests granted pursuant to the Note Documents and the granting of other security interests permitted by the Note Documents.

         "Book Value" means, with respect to any asset of the Company, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

     (vii) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time of contribution, as agreed to by the Managing Member and the contributing Member;

     (viii) the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values, as determined by the Managing Member, as of the following times:

     (A) the purchase of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

     (B) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for an interest in the Company; and

     (C)  the   liquidation  of  the  Company  within  the  meaning  of  Section
1.704-1(b)(2)(ii)(g) of the Regulations; and

         provided, however, that adjustments pursuant to subclauses (A) and (B) of this clause (ii) shall be made only if the Managing Member determines that those adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

     (ix) the Book Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member; and

     (x) if the Book Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 7.1 (and not the depreciation, amortization, or other cost recovery deductions allowable for federal income tax purposes).

         The foregoing definition of Book Value is intended to comply with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied consistently therewith.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.

         "Capital Account" means, with respect to any Member, the capital account of that Member established and maintained pursuant to Section 5.6.

     "Capital  Call Date"  means the  Business  Day  specified  by the  Managing
Member.

         "Capital Contribution" means the amount of money and the initial Book Value of other property contributed by a Member to the Company (including the amount of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement).

         "Claim" means any demand, demand letter, claim, action, notice of noncompliance or violation, or other proceeding.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Common Capital Account" means, with respect to any Member, that Member's Capital Account minus that Member's Unpaid Preferred Contribution.

         "Common Interest" or "Common Interests" has the meaning specified in the Members Agreement.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company Letter of Credit" has the meaning specified in the Members Agreement.

         "Company Minimum Gain" means partnership minimum gain (as that term is defined in Section 1.704-2(b)(2) of the Regulations) with respect to the Company.

         "Depreciation" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or part thereof, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such beginning adjusted tax basis. If such asset has a zero beginning adjusted tax basis or if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof is zero, the Depreciation shall be determined under a method reasonably selected by the Managing Member.

         "Distributable Cash" means, with respect to any period, all cash (i) derived by the Company from normal business operations, (ii) received by the Company as proceeds from any Company or any Company Subsidiary financing, refinancing or other extraordinary event (including cash received from the sale of all or substantially all the Company's or any of the Company's Subsidiaries' property, but excluding Capital Contributions), other than cash received by the Company as the result of any Backup Loan, or (iii) withdrawn from the Company reserves during such period, minus (w) all expenses (other than depreciation and other similar noncash expenses) incurred incident to the normal operation of the Company's business, (x) all capital expenditures made by the Company during such period, (y) all payments of principal and interest made by the Company during such period with respect to the Company's and the Company's Subsidiaries' loans, excluding Backup Loans except as provided in the Members Agreement, and (z) all amounts set aside during such period for the creation of or addition to such reserves as the Managing Member deems necessary for the reasonable needs and prudent operation of the Company's business, or as the appropriate managing body deems necessary for the reasonable needs of any of the Company's Subsidiaries' business.

         "DLJMB" has the meaning specified in the preamble to this Agreement.

         "Dollars" and the "$" symbol mean currency of the United States of America.

         "Duke" has the meaning specified in the recitals to this Agreement.

         "Duke/UAE Ownership Interest" means the Ref-Fuel Holdings Ownership Interest.

         "Effective Date" has the meaning specified in the preamble to this Agreement.

         "Equity Contribution Agreement" means the Equity Contribution Agreement, dated as of April 30, 2001, among Duke Capital Corporation, United American Energy Corp., Duke/UAE Ref-Fuel LLC and Duke/UAE Holdings LLC (now known as American Ref-Fuel Company LLC), as amended.

         "Equity Purchase Agreement" has the meaning specified in the recitals to this Agreement.

         "Erie" has the meaning specified in the recitals to this Agreement.

         "Essex Side Agreement" means the Agreement, dated as of June 30, 2003, between the Company and Duke Capital Corporation.

         "Facilities" has the meaning specified in Section 3.1.

         "Fair Market Value" means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm's length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, but taking into account discounts for minority interests, restrictions on transfer, lack of marketability, and other similar factors typically considered in valuing securities in a privately held enterprise. In determining the Fair Market Value of any Member's Membership Interest, the value shall be determined assuming that the Company is an ongoing business enterprise. Fair Market Value of a Member's Membership Interest shall be determined in the following order of descending priority:

     (a) by agreement of the buyer and seller;

     (b) if the buyer and seller shall not agree upon a value pursuant to subsection (a) above within 10 days in advance of the date the Fair Market Value is required to be determined, by a qualified appraiser selected by mutual agreement of the buyer and seller; or

     (c) if the buyer and seller shall not agree upon a qualified appraiser within 15 days after the date the Fair Market Value is required to be determined, by taking the arithmetic average of the value assigned by three qualified appraisers, one selected by the buyer and the other selected by the seller (or all Persons whose interests are aligned in respect of such determination), and the third selected by agreement of the two appraisers so selected; provided, however, that, if the -------- ------- appraised value assigned by any appraiser selected by the buyer or the seller shall be less than 90% or more than 110% of the appraised value assigned by the third appraiser, then such first value shall, for purposes of this subsection (c) be increased to 90% or decreased to 110%, as applicable, of the appraised value assigned by such third appraiser. If either the buyer or the seller shall fail to appoint an appraiser pursuant to this subsection (c) within 15 days after the date the Fair Market Value determination is required, then the appraiser, if any, appointed by the other Person shall make the determination of Fair Market Value.

         If the Fair Market Value is determined by an appraiser selected by mutual agreement, the seller shall pay the cost of the appraiser. If the Fair Market Value is determined by the average of three appraisals, the seller shall pay the costs of the appraiser selected by the seller and the appraiser selected by the other two appraisers, and the buyer shall pay the cost of the appraiser selected by it.

     "Finance Co." means MSW Energy Finance Co., Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

         "Fiscal Year" means the annual accounting period specified in Section 10.1.

         "Foreign Utility Company" is any entity which satisfies the requirements of the Securities and Exchange Commission for designation as a "Foreign Utility Company."

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Highstar" has the meaning specified in the preamble to this Agreement.

         "Highstar I" has the meaning specified in the preamble to this Agreement.

         "Hudson" has the meaning specified in the recitals to this Agreement.

         "Indemnitee" has the meaning specified in Section 8.5(a).

         "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, in its capacity as the indenture trustee, pursuant to the Indenture, to be dated as of June 25, 2003, among the Company, Finance Co., Hudson and Wells Fargo Bank Minnesota, National Association, as trustee.

         "Independent Director" means an individual who: (i) is not and has not been employed by the Company or any of its Affiliates as a director, officer or employee (other than in the capacity of an Independent Director) within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not affiliated with a significant customer or supplier of the Company or any of its Affiliates; (iii) is not affiliated with a company of which the Company or any of its Affiliates is a significant customer or supplier; (iv) does not have significant personal service contract(s) with the Company or any of its Affiliates; (v) is not affiliated with a tax-exempt entity that received significant contributions from the Company or any of its Affiliates; (vi) is not a beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as Independent Director, of more than 5% of the outstanding Membership Interests; and (vii) is not a spouse, parent, sibling or child of any person described by (i) through (vi). An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is an employee of Entity Services Group, LLC and Entity Services Group, LLC provides services on behalf of the Company or its Affiliates as a registered agent in Delaware or elsewhere or other services in the ordinary course of business.

         "Initial Closing Date" has the meaning specified in the Equity Purchase Agreement.

         "Liquidating Trustee" means the Person appointed by the Managing Member to act in the capacity provided in Article XII.

         "LLC QF" means a "qualifying small power producer" or "qualifying cogenerator" (in each case within the meaning of PURPA) in which the Company holds, directly or indirectly, an equity interest.

         "Managing Member" has the meaning specified in the preamble to this Agreement.

         "Member" means each of the Persons that are parties to this Agreement, and any other Person that hereafter becomes a Member in accordance with Section 11.2.

         "Members Agreement" means the Members Agreement dated as of April 30, 2004, among Highstar, DLJMB and the Managing Member, a copy of which is attached hereto as Exhibit B, as the same may be amended from time to time.

         "Membership Interest" means a Member's entire interest in the Company.

         "Note Documents" means the Purchase Agreement, dated as of June 11, 2003, among the Company, Finance Co. and Credit Suisse First Boston LLC and the Note Documents (as defined in the Indenture, dated as of June 25, 2003, among the Company, Finance Co., Hudson and Wells Fargo Bank Minnesota, National Association, as trustee), and all other orders, directions, requests, receipts, certificates, or other agreements, instruments, papers and documents entered into in connection with or contemplated by any of the Note Documents.

         "Ownership Percentage" means, in respect of any Member, the percentage set forth opposite such Member's name on Exhibit A to this Agreement, as such exhibit may be amended from time to time.

         "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Preferred Contribution" means, with respect to any Member, the principal and accrued and unpaid interest amounts of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement.

         "Preferred Interests" means that portion of the Membership Interests of any Member hereunder issued with respect to the amount of any Backup Loan(s) made by that Member that have been converted into Preferred Interests as described in the Members Agreement. Preferred Interests shall not be convertible into Common Interests and shall have no voting rights other than those provided to a class of Membership Interests under the Act.

         "Preferred Return" means, with respect to any Member, a cumulative return equal to 25% per annum on that Member's Unpaid Preferred Contribution, with any Unpaid Preferred Return to be compounded annually on the last day of each Fiscal Year for purposes of computing the Preferred Return in subsequent Fiscal Years. The Preferred Return shall accrue daily and shall be computed on the basis of a 365 or 366-day year, as the case may be.

         "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof.

         "Profits" and "Losses" means, for each Fiscal Year or part thereof, the taxable income or loss of the Company for such Fiscal Year or part thereof determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (xi) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits shall be added to such taxable income or tax loss;

     (xii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

     (xiii) Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss;

     (xiv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;

     (xv) if the Book Value of any Company asset is adjusted in accordance with clauses (ii) or (iii) of the definition of "Book Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

     (xvi) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to
Section 7.1(c).

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Article VII shall be determined by applying rules analogous to those set forth in clauses
         (i) through (vi) above.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchased Project Partnerships" has the meaning specified in the recitals to this Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "Ref-Fuel Holdings" has the meaning specified in the recitals to this Agreement.

         "Ref-Fuel Holdings Ownership Interest" has the meaning specified in
Section 3.1.

         "Regulations" means the Federal Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning specified in Section
7.1(c)(v).

         "Senior Secured Notes" means the Two Hundred Million Dollar ($200,000,000) original principal amount 8 1/2% Senior Secured Notes Due 2010 issued by the Company and Finance Co.

         "Stockholders Agreement" has the meaning specified in the Members Agreement.

         "Subsidiary" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, and through greater than 50% equity ownership, controls or is controlled by, or is under common control with the Person specified.

         "Tax Matters Member" has the meaning specified in Section 10.5(a).

         "Tax Distribution" has the meaning specified in Section 6.5.

         "Tender" means a full and unconditional offer to make a required Additional Capital Contribution in accordance with the terms and conditions of
Section 5.2(a), and the verbs Tender and Tendered shall have correlative meanings.

         "Transfer" has the meaning specified in the Members Agreement.

         "Unallocated Preferred Return" means, with respect to any Member, that Member's Preferred Return minus the cumulative aggregate amount allocated to that Member under Section 7.1(a)(ii).

         "Unpaid Preferred Contribution" means, with respect to any Member, that Member's Preferred Contribution minus the cumulative aggregate amount distributed to that Member under Section 6.1(b).

         "Unpaid Preferred Return" means, with respect to any Member, that Member's Preferred Return minus the cumulative aggregate amount distributed to that Member under Section 6.1(a).